UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

ARC DOCUMENT SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARC DOCUMENT SOLUTIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 1, 2014

To Our Stockholders:

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of ARC Document Solutions, Inc. The annual meeting will take place at the Diablo County Club, at 1700 Clubhouse Road, Diablo, California 94528 on Thursday, May 1, 2014, at 9:00 a.m. PDT. We look forward to your attendance either in person or by proxy.

The purpose of the annual meeting is to:

1. Elect the seven directors named in the proxy statement for the 2014 annual meeting of stockholders, each for a term of one year or until their successors are elected and qualified;

2. Ratify the appointment of Deloitte & Touche LLP as ARC Document Solutions, Inc.’s independent registered public accounting firm for fiscal year 2014;

3. Vote on a proposal to approve a new stock incentive plan, the ARC Document Solutions, Inc. 2014 Stock Incentive Plan;

4. Hold an advisory, non-binding vote on executive compensation; and

5. Transact any other business that may properly come before the annual meeting and any postponements or adjournments of the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual meeting of stockholders. Only stockholders of record at the close of business on March 3, 2014 will receive notice of, and be eligible to vote at, the annual meeting or any postponements or adjournments of the annual meeting. A list of such stockholders will be available at the annual meeting and during ordinary business hours ten days prior to the annual meeting at the principal executive offices of ARC Document Solutions, Inc. at 1981 North Broadway, Suite 385, Walnut Creek, California 94596. If you would like to review the stockholder list, please contact our principal executive offices at (925) 949-5100 to schedule an appointment.

A copy of ARC Document Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, is included with this mailing. We are sending this proxy statement and related materials to stockholders on or about March 24, 2014.

By order of the Board of Directors,

John E.D. Toth
Chief Financial Officer

March 24, 2014

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on May 1, 2014

This proxy statement and our 2013 Annual Report on Form 10-K are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT

Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed return envelope. This will ensure that your vote is counted even if you cannot attend the annual meeting in person. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

ARC DOCUMENT SOLUTIONS, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

ARC DOCUMENT SOLUTIONS, INC.

1981 North Broadway, Suite 385

Walnut Creek, California 94596

(925) 949-5100

March 24, 2014

PROXY STATEMENT

The Board of Directors of ARC Document Solutions, Inc. is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf for the 2014 annual meeting of stockholders. The meeting will take place at the Diablo County Club, at 1700 Clubhouse Road, Diablo, California 94528 on Thursday, May 1, 2014, at 9:00 a.m. PDT. In this proxy statement, we refer to ARC Document Solutions, Inc. as the “Company”, “we”, “us”, “our” or “ARC.”

By submitting your proxy (by signing and returning the enclosed proxy card), you authorize Kumarakulasingam Suriyakumar, the Chairman of the Board, President and Chief Executive Officer, and a director of ARC, and John E.D. Toth, Chief Financial Officer of ARC, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 24, 2014.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE AND SUBMIT YOUR PROXY CARD INCLUDED IN THE ENCLOSED ENVELOPE.

ANNUAL MEETING AND VOTING INFORMATION

The board seeks your proxy for use in voting at the annual meeting or any postponements or adjournments of the meeting. The annual meeting will be held at the Diablo County Club, at 1700 Clubhouse Road, Diablo, California 94528 on Thursday, May 1, 2014, at 9:00 a.m. PDT. We intend to begin mailing this proxy statement, the attached notice of annual meeting, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, on or about March 24, 2014, to all holders of our common stock entitled to vote at the meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Purpose of the Annual Meeting

At the annual meeting, ARC stockholders will vote on the following items:

1.	The election of the seven directors named in this proxy statement, each for a term of one year or until their successors are elected and qualified;

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014;

3.	Approval of a new stock incentive plan, the ARC Document Solutions, Inc. 2014 Stock Incentive Plan; and

4.	An advisory, non-binding vote on executive compensation.

Stockholders also will transact any other business that may properly come before the meeting. Members of ARC’s management team and representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm for fiscal year 2013, will be present at the meeting to respond to appropriate questions from stockholders. Representatives of Deloitte & Touche LLP will also make a statement if they so desire.

Admission to the Annual Meeting

All record or beneficial owners of ARC’s common stock may attend the annual meeting in person. When you arrive at the annual meeting, please present photo identification, such as a valid driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement showing ownership of ARC common stock on the record date of March 3, 2014. ARC also has invited certain ARC employees and certain agents of the Company to attend the annual meeting.

Record Date

The record date for the annual meeting is March 3, 2014. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is ARC’s common stock. Each outstanding share of common stock is entitled to one vote on each matter presented for a vote at the meeting. At the close of business on the record date, there were 46,365,078 shares of ARC common stock outstanding.

Quorum

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of ARC common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as “broker non-votes” will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Required Vote

Proposal 1.    The affirmative vote of a plurality of the votes cast at the meeting is required to elect the seven nominees for director named in Proposal 1. This means that the seven nominees for director receiving the highest number of votes cast will be elected. If you vote to abstain or withhold your vote with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

Proposals 2, 3 and 4.    Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

Routine and Non-Routine Matters

Proposal 2 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014) is a routine matter under the New York Stock Exchange rules. A broker or other nominee may vote in its discretion on behalf of clients that have not provided voting instructions.

Proposal 1 (election of directors), Proposal 3 (approval of new stock incentive plan), and Proposal 4 (advisory vote on executive compensation) are non-routine matters under the New York Stock Exchange rules. This means that if your shares are held by your broker or other nominee in “street name,” and you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or nominee will not be permitted to vote your shares on Proposals 1, 3 and 4. This will result in “broker non-votes.”

Voting Shares Held in “Street Name”

If your shares are held by a broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If your shares are held in “street name,” these proxy materials are being forwarded to you by your broker or nominee (the record holder), along with a voting instruction card. As the beneficial owner of shares held in “street name,” you have the right to instruct your broker or nominee how to vote your shares and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, your broker or nominee will nevertheless be entitled to vote your shares with respect to “routine” items, but will not be permitted to vote your shares with respect to “non-routine” items. See the item above entitled “Routine and Non-Routine Matters” for additional details on routine and non-routine matters.

As the beneficial owner of shares, you are invited to attend the meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

Treatment of Abstentions, Withhold Votes and “Broker Non-Votes”

Abstentions and Withhold Votes.    You may vote to abstain or withhold your vote on any of the matters to be voted on at the annual meeting. Abstentions and withhold votes will be treated as shares present for determining whether a quorum is present at the annual meeting. Abstentions and withhold votes will have no effect on the vote to elect our directors (Proposal 1), who are elected by a plurality of votes, but will be counted as votes against the ratification of the appointment of our independent registered public accounting firm, approval of new stock incentive plan, and the proposal regarding an advisory, non-binding vote on executive compensation (Proposals 2, 3 and 4).

“Broker Non-Votes.”    Broker non-votes occur when a broker or other nominee is unable to vote on a “non-routine” item because of a lack of instructions from the beneficial holder (or the holder in “street name”). Shares that are subject to “broker non-votes” will be treated as shares present for quorum purposes, but will not be counted for or against any particular proposal. If you do not provide your broker or nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on “non-routine” items. Under the rules of the New York Stock Exchange, Proposals 1, 3 and 4 are “non-routine” items and Proposal 2 is a “routine” item. Your broker or nominee is not entitled to vote your shares on Proposals 1, 3 and 4 without specific instructions from you on how to vote. Your broker or nominee is entitled, however, to vote your shares on Proposal 2 without your instructions. If you are the beneficial owner of ARC shares, we strongly encourage you to provide instructions to your broker regarding the voting of your shares.

Voting Instructions

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. By doing so, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If you are a record holder, and attend the meeting in person, you may deliver your completed proxy card in person at the meeting. Additionally, we will distribute written ballots to record holders who wish to vote in person at the meeting. If you attend the annual meeting, please bring the enclosed proxy card or proof of identification. If you are the beneficial holder of shares held in “street name,” and you wish to vote at the meeting, you will need to obtain a proxy, executed in your favor, from your broker or other nominee and bring it with you to the meeting.

If your shares are held in “street name,” you may be able to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. that offers telephone and internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the internet by following the instructions set forth on the voting form provided to you by your record holder.

Revoking your Proxy

If you are the record holder of your shares, you may revoke your proxy at any time before your shares are voted and change your vote:

•	by signing another proxy with a later date and delivering it prior to the annual meeting in accordance with the instructions set forth in this proxy statement;

•	by giving written notice of your revocation to the corporate secretary of ARC prior to or at the meeting or by voting in person at the meeting; or

•	by attending the annual meeting and voting in person.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to our corporate secretary before your proxy is voted or you vote in person at the meeting. Any written notice of revocation, or later dated proxy, should be delivered to:

ARC Document Solutions, Inc.

1981 North Broadway, Suite 385

Walnut Creek, California 94596

Attention: D. Jeffery Grimes, Secretary

If your shares are held by a broker or other nominee, you must contact them in order to find out how to change your vote.

Tabulating Votes

Broadridge Financial Solutions, Inc. will tabulate and certify the votes. In addition, Broadridge Financial Solutions, Inc. will provide an inspector of elections at the annual meeting.

Solicitation of Proxies

ARC is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Our directors, officers and employees may solicit votes and request proxies by telephone. Copies of solicitation materials will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. We have asked banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

Other Business

We know of no other business that will be presented at the meeting. If any other matter properly comes before the Company’s stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Director

The board currently consists of seven directors, each of whom has been nominated to serve for a term of one year or until their successors are duly elected and qualified. Our board is not classified and thus all of our directors are elected annually.

Each of the nominees has consented to being named in this proxy statement and has agreed to serve as a member of the board if elected. The Company has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority to vote.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the seven director nominees listed below. This means that the seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors.

The following table sets forth, with respect to each nominee, his name, the year in which he first became a director of ARC, and his age as of March 3, 2014.

Name	Year Elected		Age

Kumarakulasingam Suriyakumar	1998	(1)	60
Thomas J. Formolo	2000	(2)	49
Dewitt Kerry McCluggage	2006		59
James F. McNulty	2009		71
Mark W. Mealy	2005		56
Manuel Perez de la Mesa	2002	(3)	56
Eriberto R. Scocimara	2006		78

(1)

Served as an advisor of American Reprographics Holdings, L.L.C., a California limited liability company (“Holdings”), since 1998 and as a director of the Company since October 2004. We were previously organized as Holdings and immediately prior to our initial public offering on February 9, 2005, we reorganized as American Reprographics Company, a Delaware corporation, and subsequently changed our name to ARC Document Solutions, Inc.

(2)	Served as an advisor of Holdings since 2000 and as a director of ARC since October 2004.

(3)	Served as an advisor of Holdings since 2002 and as a director of ARC since October 2004.

The following is a brief description of the principal occupation and business experience of each of our directors and their other affiliations.

Kumarakulasingam (“Suri”) Suriyakumar has served as our President and Chief Executive Officer since June 1, 2007, and he served as our President and Chief Operating Officer from 1991 until his appointment as Chief Executive Officer. On July 24, 2008, Mr. Suriyakumar was appointed Chairman of our board of directors. Mr. Suriyakumar served as an advisor of Holdings from March 1998 until his appointment as a director of the Company in October 2004. Mr. Suriyakumar joined Micro Device, Inc. (our predecessor company) in 1989. He became the Vice President of Micro Device, Inc. in 1990. Prior to joining the Company, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. Mr. Suriyakumar currently serves as Chairman of the board of directors of Mobitor, L.L.C, a privately held company. ARC’s Board believes that as a founder of the company with tremendous industry knowledge, a strong following within the company, and demonstrated leadership skills in a variety of economic and market-driven environments, Mr. Suriyakumar possesses unmatched experience in, and insight into, all aspects of our business, and his service on the Board is invaluable to ARC Document Solutions.

Thomas J. Formolo served as an advisor of Holdings from April 2000 until his appointment as a director of the Company in October 2004. Since 1997, Mr. Formolo has been a partner of CHS Capital LLC (formerly known as Code Hennessy & Simmons LLC), or CHS, a private equity firm based in Chicago, Illinois, that specializes in leveraged buyout and recapitalizations of middle market companies in partnership with company management through its private equity funds. He has been employed by CHS’s affiliates since 1990 and has been a member of the management committee since 2001. Mr. Formolo is currently a director of the following companies: KB Alloys, LLC, AMF Bowling Worldwide, Inc., QubicaAMF Worldwide, S.a.r.l., Heartland Dental Care, Inc., Wash Multifamily Laundry Systems, LLC, and Royall & Company. The Board believes Mr. Formolo’s years of experience and contributions to the company’s early growth and development, as well as his professional perspective on business development and strategic valuation, and his status as an independent director make his service to the Board valuable to ARC.

Dewitt Kerry McCluggage was appointed a director of the Company in February 2006 and lead independent director in 2007. Mr. McCluggage currently serves as the President of Craftsman Films, Inc., which produces motion pictures and television programs, a company he started in January 2002. An active investor in media-related companies, Mr. McCluggage currently serves as a director of Content Media Corp, a UK-based, distributor of film and television products, which was publicly traded on the AIM market but went private in 2012. Mr. McCluggage is also an equity investor in Trifecta Entertainment, LLC, offering independent syndication sales and barter advertising in the U.S. Mr. McCluggage served as President, and then in 1993 Chairman, of Paramount Television Group, where he was responsible for overseeing all television operations from 1991 until his resignation in 2002. Prior to that, Mr. McCluggage served as President of Universal Television from 1987 to 1991. The Board believes Mr. McCluggage’s principal executive officer experience, and his sales, marketing and operational experience has provided him with a deep understanding of business matters, and his status as an independent director renders his service on the Board valuable to ARC Document Solutions.

James F. McNulty was elected as a director of the Company in March 2009. Mr. McNulty served as Chief Executive Officer of Parsons Company (“Parsons”), an international engineering, construction and management services firm based in Pasadena, California until May 2008 and as Chairman of the board of directors of Parsons until November 2008. Mr. McNulty currently serves as a director of American States Water Company (NYSE: AWR). The Board believes that Mr. McNulty’s principal executive officer experience in the industry to which we target our primary products and services, as well as his service as a director of publicly-traded companies, have provided him with a deep understanding of business matters, and that this understanding, his broad operational acumen and his status as an independent director make his service on the Board valuable to ARC Document Solutions.

Mark W. Mealy was appointed as a director of the Company in March 2005. Mr. Mealy has served as Managing Partner of Colville Capital LLC, a private equity firm, since October 2005. Mr. Mealy also served as the Managing Director and Group Head of Mergers and Acquisitions of Wachovia Securities, Inc., an investment banking firm, from March 2000 until October 2004. Mr. Mealy served as the Managing Director, Mergers and Acquisitions, of First Union Securities, Inc., an investment banking firm, from April 1998 to March 2000, and as the Managing Director of Bowles Hollowell Conner & Co., an investment banking firm, from April 1989 to April 1998. Mr. Mealy is currently a director of the following companies: Insource Performance Solutions, LLC and Motion & Flow Control Products, Inc. The Board believes that Mr. Mealy’s financial acumen, experience in mergers and acquisitions, his independent director status and the fact that he is an “audit committee financial expert” under SEC guidelines, given his understanding of accounting and financial reporting, make his Board service valuable to ARC Document Solutions.

Manuel Perez de la Mesa served as an advisor of Holdings from July 2002 until his appointment as a director of the Company in October 2004. Mr. Perez de la Mesa has been Chief Executive Officer of Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment, since May 2001 and has also been the President of Pool Corporation since February 1999. Mr. Perez de la Mesa served as Chief Operating Officer of Pool Corporation from February 1999 to May 2001. Mr. Perez de la Mesa also serves as a director of Pool Corporation. The Board believes that Mr. Mesa’s principal executive officer experience and his service as a director of another publicly-traded company, as well as his operations and management experience, have provided him with a deep understanding of business matters, and that this understanding, his independent director status and the fact that he is an “audit committee financial expert” under SEC guidelines, given his understanding of accounting and financial reporting, make his Board service valuable to ARC Document Solutions.

Eriberto R. Scocimara was elected as a director of the Company in May 2006. Mr. Scocimara has served as the President and Chief Executive Officer of Hungarian-American Enterprise Fund, a privately managed investment company created by the President and Congress of the United States and funded by the U.S. Government, since 1994. Mr. Scocimara also has served as the President and Chief Executive Officer of Scocimara & Company, Inc. a financial consulting firm, since 1984. Mr. Scocimara has more than 40 years of experience in corporate management, acquisitions and operational restructuring. Mr. Scocimara currently serves as a director of Euronet Worldwide, Incorporated (NASDAQ: EEFT), Rockwood Holdings L.P. and Kane Manufacturing Co., Inc. and previously served as a director of Carlisle Companies Incorporated (NYSE: CSL), Roper Industries, Inc. (NYSE: ROP) and Quaker Fabric Corporation. The Board believes that Mr. Scocimara’s international business and finance experience and his service as a director of many other publicly-traded companies, have provided him with a deep understanding of business matters, and his broad financial acumen and his status as an independent director and the fact that he is an “audit committee financial expert” under SEC guidelines, given his understanding of accounting and financial reporting, makes his service on the Board valuable to ARC Document Solutions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors

Deloitte & Touche LLP (“Deloitte”) was appointed as our independent registered public accounting firm for the fiscal year ended December 31, 2013, and has audited our financial statements for the 2013 and 2012 fiscal years. The Audit Committee has appointed Deloitte to be our independent registered public accounting firm for the fiscal year ending December 31, 2014. ARC stockholders are asked to ratify this appointment at the 2014 annual meeting. Representatives of Deloitte will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Auditor Fees

A summary of the services provided by Deloitte, our independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012, and fees billed for such services (in thousands), is as follows:

	2013	2012
Audit fees(1)	$900	$900
Audit related fees(2)	77	190
Tax fees	—	16
All other fees	2	2

Total	$979	$1,108

(1)

Consists of aggregate fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2013 and 2012, and reviews of our condensed consolidated financial statements in the Company’s quarterly reports on Form 10-Q during the fiscal years ended December 31, 2013 and 2012.

(2)

Consists of aggregate fees billed or expected to be billed for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012, and are not included in the audit fees listed above. This category includes fees related to accounting consultations, consultations concerning financial accounting and reporting standards, and audit services not required by statute or regulation.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a pre-approval policy governing the engagement of the Company’s independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s pre-approval policy provides that the Audit Committee must pre-approve all audit services and non-audit services to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. The Audit Committee pre-approval policy establishes pre-approved categories of certain non-audit services that may be performed by the Company’s independent registered public accounting firm during the fiscal year, subject to dollar limitations that may be set by the Audit Committee. Pre-approved services include certain audit related services, tax services and various non-audit related services. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting. One hundred percent of the services provided by Deloitte during 2013 and 2012 were approved by the Audit Committee in accordance with the pre-approval procedures described above.

Under Company policy and/or applicable rules and regulations, the independent registered public accounting firm is prohibited from providing the following types of services to the Company: (1) bookkeeping or other services related to the Company’s accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, and (9) legal services.

The Audit Committee has sole authority to appoint ARC’s independent registered public accounting firm for fiscal year 2014 pursuant to the terms of the Audit Committee Charter. Accordingly, stockholder approval is not required to appoint Deloitte as ARC’s independent registered public accounting firm for fiscal year 2014. The board believes, however, that submitting the appointment of Deloitte to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will review its future selection of independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS ARC’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

PROPOSAL 3

APPROVAL OF 2014 STOCK INCENTIVE PLAN

General

In March 2014, the board of directors adopted the ARC Document Solutions, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), subject to the approval of the Company’s stockholders at the 2014 annual meeting of stockholders. If the stockholders approve the 2014 Plan, the Company will no longer grant awards under the Company’s current stock incentive plan, the American Reprographics Company 2005 Stock Plan (the “2005 Plan”).

The Company believes that incentives and stock-based awards focus employees and directors on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2014 Plan are an important attraction, retention and motivation tool for participants in the plan.

As of March 13, 2014, a total of 4,183,140 shares of Common Stock were then subject to outstanding awards granted under the 2005 Plan, and an additional 580,392 shares of Common Stock were then available for new award grants under the 2005 Plan.

The Board approved the 2014 Plan based, in part, on a belief that the number of shares currently available under the 2005 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2014 Plan, no new awards will be granted under the 2005 Plan after the 2014 annual meeting of stockholders. The number of shares of Common Stock initially made available for award grants under the 2014 Plan will include 6,319,624 shares plus any shares of Common Stock that are (i) subject to outstanding awards under the 2005 Plan and are forfeited or otherwise terminate after May 1, 2014 and (ii) reserved but not yet issued or subject to outstanding grants under the 2005 Plan, up to an aggregate maximum of 7,000,000 shares of Common Stock.

If stockholders do not approve the 2014 Plan, the Company will continue to have the authority to grant awards under the 2005 Plan. If stockholders approve the 2014 Plan, the termination of our grant authority under the 2005 Plan will not affect awards then outstanding under the 2005 Plan.

Summary Description of the 2014 Stock Incentive Plan

The principal terms of the 2014 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2014 Plan, which appears as Exhibit A to this proxy statement.

Purpose.    The purpose of the 2014 Plan is to promote the long-term success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.    The board of directors has delegated general administrative authority for the 2014 Plan to the Compensation Committee of the board of directors. The Compensation Committee may delegate some or all of its authority with respect to the 2014 Plan to other persons, other than the authority to select eligible individuals for participation in and grant awards under the 2014 Plan with respect to eligible individuals who are subject to Section 16 of the Securities Exchange Act of 1934. The board of directors may also appoint another committee of directors to administer the 2014 Plan with respect to employees who are not subject to Section 16 of the Securities Exchange Act of 1934. (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”)

The Administrator has broad authority under the 2014 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the minimum vesting rules of the 2014 Plan described below, to accelerate the vesting or exercisability of any or all outstanding awards;

•	subject to the other provisions of the 2014 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

to allow the purchase price of an award or shares of Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the award, (2) cancel, exchange, or surrender an out-

standing stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise that is less than the exercise or base price of the original award.

Eligibility.    Persons eligible to receive awards under the 2014 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants to the Company or any of its subsidiaries, as selected for participation in the 2014 Plan by the Administrator. Currently, approximately 2,600 officers and employees of the Company and its subsidiaries (including all of the Named Officers), and each of the six (6) non-employee directors, are considered eligible to receive awards under the 2014 Plan.

Authorized Shares; Limits on Awards.    The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2014 Plan equals: (1) 6,319,624 shares plus (2) the number of any shares subject to awards granted under the 2005 Plan on the date the 2014 Plan is adopted that are subsequently forfeited or terminated for any reason before being exercised or settled, plus the number of shares subject to vesting restrictions under the 2005 Plan that are subsequently forfeited, plus the number of reserved shares not issued or subject to outstanding grants under the 2005 Plan on such date, in an aggregate amount not to exceed 7,000,000 shares.

The following other limits are also contained in the 2014 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2014 Plan is 7,000,000 shares.

•	The maximum number of shares that may be delivered pursuant to restricted stock and restricted stock units awarded under the 2014 Plan is 2,000,000 shares.

•	“Performance-Based Awards” granted to a participant in any calendar year period will not provide, in the aggregate, for payment of more than

•	500,000 shares (1,000,000 shares in the participant’s first year of employment); and

•	$2,800,000 in cash.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2014 Plan will again be available for subsequent awards under the 2014 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2014 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2014 Plan. Only the number of shares (if any) actually issued in settlement of awards shall be counted against the share limits of the 2014 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the 2014 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2014 Plan. Awards granted under other plans or programs and settled in shares shall, when issued, also be counted against the share limits of the 2014 Plan. However, the 2014 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2014 Plan.

Types of Awards.    The 2014 Plan authorizes stock options (nonqualified and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as cash bonus awards. The 2014 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of an option is ten (10) years from the date of grant. Unless otherwise specified by the Administrator, a stock option award under the 2014 Plan will vest annually over a three (3)-year period from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2014 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2014 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of the shares of Common Stock subject to the award on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten (10) years from the date of grant. Unless otherwise specified by the Administrator, an award of stock appreciation rights under the 2014 Plan will vest annually over a three (3)-year period from the date of grant.

The other types of awards that may be granted under the 2014 Plan include, without limitation, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards. Unless otherwise specified by the Administrator, an award of restricted stock or restricted stock units under the 2014 Plan will vest annually over a three (3)-year period from the date of grant.

Non-Employee Director Automatic Grants.    The 2014 Plan provides for the automatic grant of restricted stock to directors of the Company who are not employees of the Company (“non-employee directors”). On the date of each regular annual meeting of stockholders of the Company effective as of the 2014 annual meeting of stockholders, each non-employee director will receive an award of restricted stock for a number of shares of Common Stock having a fair market value of $60,000. Subject to the non-employee director providing continuous service to the Company, the shares of Common Stock subject to the award will vest in full on the date that is 12 months after the date of the regular annual meeting of stockholders on which the award was granted. The board of directors or the Administrator may revise the terms of such future awards to non-employee directors, including the number of shares subject to the award and the type of award to be granted.

Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2014 Plan (including options, stock appreciation rights and cash awards, which may also qualify as Performance-Based Awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: cash flow, earnings per share, earnings before interest, taxes and amortization, return on equity, total stockholder return, share price performance, return on capital, return on assets or net assets, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, return on invested capital, market segment shares, costs, expenses, regulatory body approval for commercialization of a product, or implementation or completion of critical projects or any combination thereof. The performance measurement period with respect to an award may be annually or cumulatively over a period of years and may be measured on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index. Performance targets will be adjusted to exclude the following: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws affecting reporting results, accruals for reorganization or restructuring programs, the unbudgeted impact of extraordinary nonrecurring gains and losses, accounting changes, the dilutive effects of acquisitions or joint ventures, the effect of any change in the outstanding shares of Common Stock by reason of a reorganization, stock split, spin off, merger or other corporate change, the effects of stock based compensation and the award of bonuses, costs in connection with potential acquisitions or divestitures that are required to be expenses under accounting principles, and to assume that any divested business of the Company achieved performance objectives at targeted levels for the remainder of the performance period following such divestiture, unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents.    The Administrator may provide that restricted stock and stock units under the 2014 Plan earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2014 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2014 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, all awards then-outstanding under the 2014 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2014 Plan.

Transfer Restrictions.    Awards under the 2014 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the award recipient or by the recipient’s family members).

Adjustments.    As is customary in incentive plans of this nature, each share limit, the number of shares available under the 2014 Plan and any outstanding awards, as well as the exercise price of stock options and stock appreciation rights, and performance targets under certain types of Performance-Based Awards, are subject to adjustment in the event of a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares that has a material effect on the share price, certain combinations or consolidations of outstanding shares of Common Stock, or a recapitalization, spin-off or other similar occurrence.

No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 2005 Plan, if stockholders approve the 2014 Plan, the 2014 Plan does not limit the authority of the board or any committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

Termination of or Changes to the 2014 Plan.    The Board may amend or terminate the 2014 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the 2014 Plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2014 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards of incentive stock options under the 2014 Plan will terminate on March 13, 2024. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2014 Plan

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2014 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2014 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2014 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2014 Stock Incentive Plan

Other than as described below, the Administrator has not made any determination with respect to future stock-based or cash-based awards under the 2014 Plan and, except for automatic grants to non-employee directors (as described above), awards and the terms of any awards under the 2014 Plan for the current year or any future year are not determinable. As described above, the 2014 Plan provides for the annual automatic grant of restricted stock to non-employee directors having a fair market value of $60,000.

The Administrator intends to make any incentive bonus due to Kumarakulasingam Suriyakumar for the fiscal year ending on December 31, 2014, pursuant to his current employment agreement qualify under the 2014 Plan as a Performance-Based Award. Pursuant to his employment agreement, Mr. Suriyakumar is eligible to receive an incentive bonus for the fiscal year ending December 31, 2014, subject to approval by the Compensation Committee, in an amount equal to $60,000 for each full percentage point by which our pre-tax adjusted EPS growth rate exceeds 10 percent of the immediately preceding fiscal year. Such bonus will be paid 70% in cash and 30% in stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE ARC DOCUMENT SOLUTIONS, INC. 2014 STOCK INCENTIVE PLAN

PROPOSAL 4

ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We were pleased to receive a favorable vote for our compensation program at our 2013 annual meeting, with approximately 97% of our stockholders who voted at the meeting approving our compensation practices. We consider these voting results to affirm stockholder support for our executive compensation program which is designed to attract, motivate, reward and retain our senior executives in order to achieve our corporate objectives and increase long-term stockholder value, while also focusing on a pay-for-performance philosophy.

The Compensation Discussion and Analysis section, beginning on page 25 of this proxy statement, describes our executive compensation program in greater detail. In particular, stockholders should note the following goals of our executive compensation program:

•

To establish pay levels based on competitive market studies provided by our compensation consultants that attract suitable candidates for executive positions as necessary, and provide incentives to our existing named executive officers (NEOs) that encourage performance that benefits our employees, customers, and stockholders;

•	To foster an “ownership mentality” and align the interests of our executive officers with those of our stockholders through long-term equity incentives;

•	To recognize and reward superior individual performance;

•	To balance base and incentive compensation to complement our short-term and long-term business objectives and encourage the fulfillment of those objectives through individual performance;

•	To provide compensation opportunities based on the Company’s performance;

•	To provide proper motivation to execute a swift and successful business transition from a traditional reprographics company to a technology-enabled document solutions company;

•	To protect and preserve the domain expertise and deep customer relationships embodied in our key executives; and

•

To establish pay levels based on competitive market studies provided by our compensation consultants that attract suitable candidates for executive positions as necessary, and provide incentives to our existing NEOs that encourage performance that benefits our employees, customers, and stockholders.

The Compensation Committee has also taken note of the success in transforming ARC to a digitally-enabled document solutions company serving the broader construction industry. In evaluating such success, the Compensation Committee took into consideration the particular economic and industry conditions that challenged the Company during the 2007-2009 recession and its aftermath, especially in regard to the lack of private non-residential construction activity and commercial credit, and the substantive changes we are currently experiencing due to the impact of technology on our primary end market.

In fiscal year 2013, the demonstration of our success in transforming the Company included:

•	Annual revenue growth year-over-year for first time in five years;

•	Annual adjusted earnings per share (EPS) of $0.09 vs. ($0.04) in 2012;

•	Annual gross margin of 33.0% year-over-year vs. 30.4% in 2012 ;

•	Annual adjusted EBITDA margin of 16.8% vs. 14.9% in 2012; and

•	Annual cash flow from operations of $46.8 million vs. $37.6 million in 2012.

For a description of adjusted EPS and adjusted EBITDA margin, please refer to the “Non-GAAP Financial Measures” section starting on page 22 in Item 7 of our 2013 Annual Report on From 10-K, and for a calculation of adjusted EPS and adjusted EBITDA margin please refer to pages 24-25 in Item 7 of our 2013 Annual Report on Form 10-K.

For the reasons stated above, we are requesting approval, in a non-binding vote, of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the United States Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion contained in the Company’s 2014 Proxy Statement, is approved.”

The stockholder vote on Proposal 4 is advisory in nature and, thus, is not binding on the Company. The Compensation Committee, however, values the views expressed by the Company’s stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS

DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND RELATED DISCLOSURES IN THE 2014 PROXY STATEMENT

CORPORATE GOVERNANCE PROFILE

We are committed to good corporate governance practices. As such, we have adopted corporate governance guidelines to enhance the effectiveness of our corporate governance practices. A copy of our Corporate Governance Guidelines can be accessed on our website, www.e-arc.com, by clicking on the “Investors” link at the bottom of the page and then selecting “Corporate Governance” from the Investors webpage. You can request a printed copy of our Corporate Governance Guidelines, at no charge, by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: David Stickney, Vice President Corporate Communications.

Our Corporate Governance Guidelines govern board member responsibilities, committees, compensation, access, education, management succession, and performance evaluation, among other things. The guidelines also set forth a non-exhaustive list of director qualification standards and the factors to be considered in making nominations to the board. While the selection of qualified directors is a complex, subjective process that requires consideration of many factors, our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will take into account the judgment, experience, skills and personal character of any candidate, as well as the overall needs of the board, in considering board candidates. Additional information on this process is set forth below in the section entitled “Director Qualifications.”

We have adopted a Code of Conduct applicable to all employees, officers and directors, including our President and Chief Executive Officer and our Chief Financial Officer, which meets the definition of a “code of ethics” set forth in Item 406 of Regulation S-K of the Securities and Exchange Act of 1934 (“Exchange Act”). A copy of our Code of Conduct can be accessed on our website, www.e-arc.com, by clicking on the “Investors” link at the bottom of the page and then selecting “Corporate Governance” from the Investors webpage. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the United States Securities and Exchange Commission (“SEC”) or the New York Stock Exchange (“NYSE”), on our website.

Director Independence

Under our Corporate Governance Guidelines, independent directors must comprise a majority of our board. Our board has adopted independence requirements that reflect applicable NYSE rules and evaluates the independence of our directors annually, and at other appropriate times (e.g., in connection with a change in employment status) when a change in circumstances could potentially impact the independence of one or more directors.

In determining whether a material relationship exists between the Company and each director, the board broadly considers all relevant facts and circumstances, including:

•	The nature of any relationships with the Company.

•	The significance of the relationship to the Company, the other organization and the individual director.

•	Whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits.

•	Any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the board may determine from time to time.

•

If a proposed director serves as an executive officer, director or trustee of a tax exempt organization, whether contributions from the Company, or any of its consolidated subsidiaries, to such tax exempt organization in any of the last three fiscal years are less than the greater of (i) $1 million or (ii) 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

Pursuant to our Corporate Governance Guidelines, all members of the Audit Committee must also meet the following requirements:

•

Audit Committee members may not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries (other than director fees paid for service on the Audit Committee, the board, or any other committee of the board).

•	No member of the Audit Committee may be an “affiliated person” (as defined under applicable SEC rules) of the Company or any of its subsidiaries.

After considering our Corporate Governance Guidelines and the NYSE independence standards, the board has determined that, in its judgment, all of our current directors are independent, except for Mr. Suriyakumar who is our President and Chief Executive Officer. The board also determined that all members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent.

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for identifying qualified individuals that may become members of our board of directors and recommending to the board director nominees for our annual meetings of stockholders and nominees to fill any vacancies that may occur on the board. In the context of the selection process, the Nominating and Corporate Governance Committee takes into consideration those factors it considers appropriate to ensure an effective board of directors that is able to fulfill its oversight function for the Company and its stockholders. While the Nominating and Corporate Governance Committee has not established an exhaustive list of specific minimum qualifications for board members, desired personal qualifications and attributes of directors include mature, practical and sound judgment; independence necessary to make an unbiased evaluation of management’s performance and effectively carry out oversight responsibility; experience as a business leader; the ability to comprehend and analyze complex matters; strong personal and professional ethics and integrity; and a spirit of cooperation and collegiality that will enable our directors to interact effectively.

Each nominee named in this proxy statement possesses the characteristics described above. Our directors possess extensive leadership experience from various industry sectors, as well as experience on other boards of directors, which, collectively, provide an understanding of different business processes, challenges and strategies. The diverse background and experiences of our directors (as described in the biographical information set forth under “Proposal 1 – Election of Directors”) complement one another and provide a solid leadership framework required for the board to exercise its oversight function.

Board Diversity

The Company strives for diversity among its board members, management and employees. In keeping with this strategy, the primary goal of board composition is to achieve a diverse and complementary set of background and experiences that will benefit the strategic direction of the Company. In considering director nominees, the Nominating and Corporate Governance Committee takes into consideration those factors it considers appropriate to address the needs and situation of the Company at the time. While the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, in practice, the Committee carefully considers the nominees differences in background, education and overall skill set in order to ensure complementary perspectives and areas of expertise. This approach is demonstrated by the fact that our board is currently comprised of directors with diverse professional experiences, including individuals from the construction industry, financial and services sectors and the entertainment industry. The diverse backgrounds and experiences of our current directors are described in the biographical information included under “Proposal 1 – Election of Directors.”

Board Leadership Structure and Risk Oversight

Board Leadership Structure

Our board is currently comprised of six independent directors and one employee director. Mr. Suriyakumar has served as our President and Chief Executive Officer since June 2007 and the chairman of our board of directors since July 2008. We believe that our current board leadership structure is appropriate for the Company because it allows for common, strong leadership, with one individual having primary responsibility for both board-level and operational matters. This structure eliminates the potential for confusion, promotes efficiency and provides clear leadership for the Company, which is appropriate for our company which has widespread domestic and international operations.

Our board has designated one of our independent directors to serve as lead independent director. The lead independent director chairs regularly-scheduled executive sessions of the independent directors without management present; serves as the primary point of contact between members of management and the board, which facilitates communications and promotes efficiency; and performs such other functions as the independent directors may designate from time to time. Mr. McCluggage currently serves as the lead independent director.

Risk Oversight

Senior management is responsible for assessing and managing the Company’s exposure to risk on a day-to-day basis. Our board is responsible for general oversight of management in its assessment and management of day-to-day risks that affect the Company. The board fulfills its general risk oversight function periodically during board and board committee meetings. To supplement the board’s general risk oversight function, the Audit Committee monitors the Company’s financial statements and regularly reviews the Company’s major financial risk exposures (and the steps management has taken to mitigate such exposures) and the Company’s internal controls over financial reporting. The Audit Committee also provides general oversight to the Company’s internal audit and compliance functions. The Compensation Committee monitors the design and implementation of the Company’s executive compensation program, as well as compensation matters relating to certain non-executive employees. Although the board has established separate board committees, all board members are generally present at each board committee meeting, which facilitates dissemination of information and fulfillment of the board’s overall risk oversight function.

Director Attendance at Annual Meeting and Board and Committee Meetings

All of the members of the board of directors who are standing for re-election attended our 2013 annual meeting of stockholders. Although we do not have a formal policy regarding the attendance of board members at our annual meetings of stockholders, we encourage board members to attend.

In 2013, each board member attended or participated in 80% or more of the aggregate of (i) the total number of board meetings (held during the period for which such person has been a director) and (ii) the total number of meetings held by all board committees on which such person served (during the periods that such person served).

Board Meetings

Our board of directors held six meetings in 2013.

Board Committees

Our board has the following committees: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Eriberto R. Scocimara (Chairman) Mark W. Mealy Manuel Perez de la Mesa	Thomas J. Formolo (Chairman) Dewitt Kerry McCluggage Manuel Perez de la Mesa James F. McNulty	Mark W. Mealy (Chairman) Eriberto R. Scocimara Dewitt Kerry McCluggage James F. McNulty

Audit Committee

The Audit Committee is governed by the Audit Committee Charter, which can be found in the Corporate Governance section under “Investors” on our website, www.e-arc.com, and is available, at no cost, to any stockholder who requests it by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: David Stickney, Vice President Corporate Communications.

The functions of our Audit Committee are described in the Audit Committee Charter and include, among other things the following: (i) reviewing the adequacy of our internal accounting controls; (ii) reviewing the results of the independent registered public accounting firm’s annual audit, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; (iii) reviewing our audited financial statements and discussing the statements with management; (iv) reviewing disclosures by our independent registered public accounting firm concerning relationships with the Company and the performance of our independent registered public accounting firm and annually recommending the independent registered public accounting firm; and (v) preparing such reports or statements as may be required by securities laws. The Audit Committee Charter provides that the Audit Committee shall meet as often as it determines advisable but no less frequently than quarterly.

The members of our Audit Committee are Eriberto R. Scocimara, Mark W. Mealy and Manuel Perez de la Mesa. Our board of directors has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy that are applicable to audit committee members under the rules and regulations of the SEC and NYSE. Our board of directors also has determined that Mr. Scocimara is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE, as a result of his substantial familiarity and experience with the use and analysis of financial statements of public companies. For more than 40 years, Mr. Scocimara has served in various positions in which he analyzed financial statements in connection with corporate management, financial consulting, acquisition and development of manufacturing companies, and operational restructuring. Mr. Scocimara has also served as audit committee chair for Roper Industries, Inc., Carlisle Companies Incorporated, each a publicly-traded company, and Quaker Fabric Company, formerly a publicly-traded company. Our board of directors has also determined that Mark W. Mealy is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE, as a result of his substantial familiarity and experience with the use and analysis of financial statements of public companies. For the last 20 years, Mr. Mealy has served in various positions in which he analyzed financial statements in connection with the refinance, recapitalization and restructure of debt and equity securities and the evaluation of mergers and acquisitions. Our board of directors has determined that Manuel Perez de la Mesa also is an “audit committee financial expert” as defined by the applicable rules of the SEC and NYSE as a result of his education and experience actively supervising a principal financial officer and controller.

The Audit Committee held six meetings in 2013.

Compensation Committee

The Compensation Committee is governed by the Compensation Committee Charter, which can be found in the Corporate Governance Section under Investors on our website, www.e-arc.com, and is available, at no cost, to any stockholder who requests it by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: David Stickney, Vice President Corporate Communications. The functions of the Compensation Committee are described in the Compensation Committee Charter and include, among other things, evaluating and approving director and officer compensation, benefit and perquisite plans, policies and programs and producing a compensation committee report on executive officer compensation.

The board has determined that all of the members of its Compensation Committee meet the definition of independent director as established by the NYSE for compensation committees.

The Compensation Committee held five meetings in 2013.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which can be found in the Corporate Governance Section under Investors on our website, www.e-arc.com, and is available, at no cost, to any stockholder who requests it by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: David Stickney, Vice President Corporate Communications.

The functions of the Nominating and Corporate Governance Committee are described in the Nominating and Corporate Governance Committee Charter and include, among other things, identifying individuals qualified to become members of the board, selecting or recommending to the board the nominees to stand for election as directors, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board.

The board has determined that all of the members of its Nominating and Corporate Governance Committee meet the definition of independent director as established by the NYSE.

The Nominating and Corporate Governance Committee held three meetings in 2013.

All of the nominees listed under “Proposal 1 – Election of Directors” are directors standing for re-election.

Stockholder Recommendations of Director Nominees

Our stockholders may recommend director nominees, and the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. We have not received any recommendations from our stockholders requesting that the board or any of its committees consider a nominee for inclusion in the board’s slate of nominees presented in this proxy statement for our 2014 annual meeting. A stockholder wishing to submit a director nominee recommendation for future annual meetings of stockholders must comply with the applicable provisions of our Second Amended and Restated Bylaws, as described under the heading “Stockholder Proposals for the 2014 Annual Meeting.” Nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by the board and the Nominating and Corporate Governance Committee will consider all relevant qualifications, as well as the needs of the Company, in order to comply with NYSE and SEC rules.

Stockholder Communications with Directors

Stockholders seeking to communicate with the board should send correspondence to the attention of our corporate secretary at ARC Document Solutions, Inc., 1981 North Broadway, Suite 385, Walnut Creek, California 94596. The corporate secretary will forward all such communications (excluding routine advertisements and business solicitations and communications which the corporate secretary, in his sole discretion, deems to be a security risk or for harassment purposes) to each member of the board, or if applicable, to the individual director(s) named in the correspondence.

ARC reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and ARC also reserves the right to verify ownership status before forwarding stockholder communications to the board and/or individual directors.

The corporate secretary will determine the appropriate timing for forwarding stockholder communications to the directors. The corporate secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other board materials in advance of the next scheduled board meeting.

If a stockholder or other interested person seeks to communicate exclusively with the non-employee directors, such communication should be sent directly to the corporate secretary who will forward any such communication directly to the Chairman of the Nominating and Corporate Governance Committee. The corporate secretary will first consult with and receive the approval of the Chairman of the Nominating and Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

DIRECTOR COMPENSATION

Cash Compensation

We pay an annual cash fee of $40,000 to each of our non-employee directors, payable quarterly. In addition, non-employee directors receive $5,000 cash per year for duties as chairman of any board committee.

Equity Compensation

In addition to cash fees, effective as of our 2007 annual meeting of stockholders, we implemented a practice of granting each non-employee director a restricted stock award under our 2005 Plan for that number of shares of our common stock having an aggregate grant date value equal to $60,000, based on the closing price of our common stock on the NYSE on the date of grant. In light of the general economic downturn that began in 2009, the value of the equity compensation of our non-employee directors was reduced, effective as of our 2009 annual meeting; from $60,000 to $50,000 aggregate grant date value. If the 2014 Plan is approved by stockholders at the 2014 annual meeting, the value of the equity compensation for our non-employee directors will be restored to $60,000, effective as of the 2014 annual meeting. Grants of restricted stock to our non-employee directors are made automatically each year on the date of our annual meeting, without any further action of our board of directors, and compensates each non-employee director for his or her service since the later of (a) the last preceding annual meeting of stockholders, or (b) the date on which he or she was elected or appointed for the first time to be a director. Each restricted stock award granted to our non-employee directors during each fiscal year vests 100% on the one-year anniversary of the grant date.

Reimbursements

We reimburse our employee and non-employee directors for reasonable travel expenses relating to attendance at board meetings and participating in director continuing education.

The following table summarizes compensation earned by our non-employee directors during fiscal year 2013. Mr. Suriyakumar, the Chairman of our board of directors, and our President and Chief Executive Officer, does not receive compensation for serving on our board of directors.

Director Compensation

For Fiscal Year Ended December 31, 2013

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2) ($)	Total(3) ($)
Thomas J. Formolo(4)	45,000	(5)	50,000	95,000
Dewitt Kerry McCluggage(6)	40,000		50,000	90,000
Mark W. Mealy(7)	45,000	(8)	50,000	95,000
Manuel Perez de la Mesa(9)	40,000		50,000	90,000
Eriberto R. Scocimara(10)	45,000	(11)	50,000	95,000
James F. McNulty(12)	40,000		50,000	90,000

(1)

Reflects restricted stock awards granted under our 2005 Plan. One hundred percent of the shares subject to restricted stock awards granted in 2013 vest on the one-year anniversary of the date of grant.

(2)

The amounts shown in this column reflect the fair value at the time of grant in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, formerly SFAS 123R (Revised 2004), Share-Based Payment. For a discussion of the assumptions used in these calculations, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(3)	The amount of total compensation does not include amounts paid as reimbursement for reasonable travel expenses to attend board meetings and to participate in director continuing education.

(4)	As of December 31, 2013, options to purchase 13,851 shares and 15,337 shares of restricted stock, awarded to Mr. Formolo under our 2005 Plan, were outstanding.

(5)	Includes cash compensation of $5,000 for serving as Chairman of the Compensation Committee for 2013.

(6)	As of December 31, 2013, options to purchase 3,997 shares and 15,337 shares of restricted stock, awarded to Mr. McCluggage under our 2005 Plan, were outstanding.

(7)	As of December 31, 2013, options to purchase 13,851 shares and 15,337 shares of restricted stock, awarded to Mr. Mealy under our 2005 Plan, were outstanding.

(8)	Includes cash compensation of $5,000 for serving as Chairman of the Nominating and Corporate Governance Committee for 2013.

(9)	As of December 31, 2013, options to purchase 13,851 shares and 15,337 shares of restricted stock, awarded to Mr. Perez de la Mesa under our 2005 Plan, were outstanding.

(10)	As of December 31, 2013, options to purchase 3,997 shares and 15,337 shares of restricted stock, awarded to Mr. Scocimara under our 2005 Plan, were outstanding.

(11)	Includes cash compensation of $5,000 for serving as Chairman of the Audit Committee in 2013.

(12)	As of December 31, 2013, 15,337 shares of restricted stock awarded to Mr. McNulty, under our 2005 Plan, were outstanding.

EXECUTIVE OFFICERS

Our executive officers are appointed by our board of directors and serve at the discretion of our board of directors. The names, ages and positions of all of our executive officers as of March 3, 2014 are listed below:

Name	Age	Position
Kumarakulasingam Suriyakumar	60	Chairman, President and Chief Executive Officer
Rahul K. Roy	54	Chief Technology Officer
Dilantha Wijesuriya	52	Chief Operating Officer
John E.D. Toth	44	Chief Financial Officer, Secretary
Jorge Avalos	38	Chief Accounting Officer, Vice President Finance

The following is a brief description of the business experience of each of our executive officers and their other affiliations. Biographical information for Mr. Suriyakumar is provided above under “Proposal 1 – Election of Directors.”

John E.D. Toth was appointed Chief Financial Officer and Secretary in July 2011. Prior to his joining the Company, Mr. Toth was Chief Financial Officer of Bell-Carter Foods, Inc., a $200 million privately-held company operating in the food manufacturing industry. From 2006 to 2008, Mr. Toth served as Chief Financial Officer of Fresh Express, Inc., a subsidiary of Chiquita Brands International, Inc. Mr. Toth began his career in investment banking with Goldman, Sachs & Co. He then moved to J.P. Morgan’s investment banking division and from 2001 until 2006, Mr. Toth was a Managing Partner of Tennyson West, LLC, a boutique mergers and acquisitions advisory firm. Mr. Toth received a Master’s Degree in Economics, and Bachelor’s Degree in Economics and Political Science, from Stanford University.

Rahul K. Roy joined Holdings as its Chief Technology Officer in September 2000. Prior to joining the Company, Mr. Roy was the founder, President and Chief Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by the Company in 1999. Mr. Roy also served as the Chief Operating Officer of InPrint, a provider of printing, software, duplication, packaging, assembly and distribution services to technology companies, from 1993 until it was acquired by the Company in 1999.

Dilantha Wijesuriya joined Ford Graphics, a division of the Company, in January of 1991. He subsequently became president of that division in 2001, and became a Company regional operations head in 2004, which position he retained until his appointment as the Company’s Senior Vice President—National Operations in August 2008. Mr. Wijesuriya was appointed Chief Operating Officer of the Company on February 25, 2011. Prior to his employment with the Company, Mr. Wijesuriya was a divisional manager with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka.

Jorge Avalos was appointed Chief Accounting Officer/Vice President Finance of the Company on April 14, 2011. Mr. Avalos joined the Company in June 2006 as the Company’s Director of Finance and became the Company’s Corporate Controller in December 2006 and Vice President, Corporate Controller in December 2010. From March 2005 through June 2006, Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed with PricewaterhouseCoopers LLP, a global professional services firm focusing on audit and assurance, tax and advisory services, and left as an assurance manager.

AUDIT COMMITTEE REPORT

All of the members of the Audit Committee are independent directors as required by the rules of the NYSE. The Audit Committee operates pursuant to a written charter adopted by the board.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the board. Management of the Company has the primary responsibility for the Company’s financial reporting process, including the system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2013 with management, the Company’s internal auditors, and the independent registered public accounting firm. The Audit Committee has met with the internal auditors and the independent registered accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm has provided to the Audit Committee required written disclosures and communications, and the Audit Committee has discussed with the registered public accounting firm their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s tax fees and other non-audit services to the Company is compatible with maintaining independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee has recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Eriberto R. Scocimara, Chairman
Mark W. Mealy
Manuel Perez de la Mesa

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth information, as of March 3, 2014, regarding the beneficial ownership of our common stock by:

•	each person who is known to us to own beneficially more than 5% of our common stock;

•	all directors and executive officers as a group; and

•	each of our directors and each of our executive officers named in the Summary Compensation Table.

The table includes all shares of common stock issuable within 60 days of March 3, 2014, upon the exercise of options or other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. The applicable percentage of ownership for each stockholder is based on 46,365,078 shares of common stock outstanding as of March 3, 2014, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned were deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person. The information on beneficial ownership in the table and footnotes below is based upon our records, the most recently-filed Schedules 13D or 13G and information supplied to us. To our knowledge, except under applicable community property laws or as otherwise indicated in the footnotes to this table, beneficial ownership is direct and the persons named in the table below have sole voting and sole investment control regarding all shares beneficially owned.

	Shares Beneficially Owned
Name and Address* of Beneficial Owner	Number	Percent
Principal Stockholders:
Sathiyamurthy Chandramohan(1)	3,132,512	6.8%
Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	2,674,714	5.7%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	2,582,923	5.6%
PZENA Investment Management, LLC(4) 120 West 45th Street, 20th floor New York, NY 10036	2,554,462	5.5%
Directors and Executive Officers:
Kumarakulasingam Suriyakumar(5)(6)(7)	4,102,642	8.8%
Thomas J. Formolo(8)	156,689	**
James F. McNulty(9)	42,423	**
Mark W. Mealy(10)	121,890	**
Manuel Perez de la Mesa(11)	105,890	**
Dewitt Kerry McCluggage(12)	38,673	**
Eriberto R. Scocimara(13)	56,033	**
Rahul K. Roy(14)	274,919	**
Dilantha Wijesuriya(15)	519,995	**
John Toth(16)	61,833	**
Jorge Avalos(17)	69,582	**
All directors and executive officers as a group (eleven persons)	5,550,569	12.0%

*	Except as otherwise noted, the address of each person listed in the table is c/o ARC Document Solutions, Inc., 1981 North Broadway, Suite 385, Walnut Creek, California 94596.

**	Less than one percent of the outstanding shares of common stock.

(1)	Reflects shares of common stock previously held by Micro Device, Inc.

(2)

This information is based solely on a Schedule 13G filed by Capital World Investors on February 13, 2014. Capital World Investors is an investment advisor and is deemed to have sole voting and sole dispositive power over 2,674,714 shares.

(3)

This information is based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 28, 2014. BlackRock has sole voting power over 2,508,077 shares and sole dispositive power over 2,582,923 shares.

(4)

This information is based solely on a Schedule 13G/A filed by PZENA Investment Management, LLC (“PZENA”) on February 6, 2014. PZENA has sole voting power over 2,230,435 shares and sole dispositive power over 2,554,462 shares

(5)	(Suriyakumar) Includes 258,945 shares of common stock and 133,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(6)

(Suriyakumar) Includes 2,710,364 shares held by the Suriyakumar Family Trust, which includes 2,501,330 shares of common stock previously held by Micro Device, Inc. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares.

(7)

(Suriyakumar) Includes 500,000 shares held by the Shiyulli Suriyakumar 2013 Irrevocable Trust, Shiyulli Suriyakumar, Trustee. Also includes 500,000 shares held by the Seiyonne Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar Trustee. Mr. Suriyakumar and his spouse could be deemed to have beneficial ownership of these shares but they disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(8)

(Formolo) Includes 12,740 shares held by Danish-Italian Investors, L.P., Series A and 10,030 shares held by the Andersen-Formolo Family Foundation. Mr. Formolo could be deemed to have beneficial ownership of all of these shares but disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 120,068 shares of common stock, which includes 15,337 shares of unvested restricted stock and 13,851 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(9)	(McNulty) Includes 42,423 shares of common stock, which includes 15,337 shares of unvested restricted stock.

(10)

(Mealy) Includes 78,039 shares of common stock, which includes 15,337 shares of unvested restricted stock and 30,000 shares held by Eastover Group LLC. Mr. Mealy has controlling voting and investment power over these shares. Also includes 13,851 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(11)

(Perez) Includes 92,039 shares of common stock, which includes 15,337 shares of unvested restricted stock and 13,851 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(12)

(McCluggage) Includes 15,337 shares of unvested restricted stock and 19,339 shares of stock held by the Dewitt Kerry McCluggage and Victoria L. McCluggage Trust. Mr. McCluggage and his spouse, as trustees of the Dewitt Kerry McCluggage and Victoria L. McCluggage Trust, share voting and investment power over these shares. Also includes 3,997 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(13)

(Scocimara) Includes 52,036 shares of common stock, which includes 15,337 shares of unvested restricted stock. Also includes 3,997 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(14)

(Roy) Includes 43,253 shares of common stock, which includes 7,500 shares of unvested restricted stock as of December 31, 2013; and 231,666 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(15)

(Wijesuriya) Includes 24,400 shares of common stock, which includes 6,000 shares of unvested restricted stock as of December 31, 2013; 191,545 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014; and 304,050 shares held by the Wijesuriya Family Trust. Mr. Wijesuriya and his spouse, as trustees of the Wijesuriya Family Trust, share voting and investment power over the shares held by the trust.

(16)

(Toth) Includes 30,000 shares of common stock, which includes 15,000 shares of unvested restricted stock as of December 31, 2013. Also includes 8,500 shares of common stock held by the Toth Family Trust and 23,333 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 3, 2014.

(17)

(Avalos) Includes 22,500 shares of common stock, which includes 9,000 shares of unvested restricted stock as of December 31, 2013, and 47,082 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 4, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2013 regarding all compensation plans previously approved by our security holders and all compensation plans not previously approved by our security holders.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders
• 2005 Stock Plan	3,613,284	(1)	$5.57	771,816	(2)
• 2005 Employee Stock Purchase Plan			$—	307,511
Equity compensation plans not approved by stockholders			$—

Total	3,613,284		$—	1,079,327

(1)	Represents outstanding options to acquire shares of common stock granted under our 2005 Plan.

(2)

The total shares of common stock currently reserved and authorized for issuance under our 2005 Plan equals 5,000,000 shares of common stock plus an automatic annual increase on the first day of each fiscal year during the period beginning on January 1, 2006 through December 31, 2010, equal to the least of (i) one percent of the Company’s outstanding shares of Common Stock on the day preceding the first day of the applicable fiscal year (rounded to the nearest whole shares), (ii) 300,000 shares of Common Stock or (iii) an amount determined by the board of directors.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s executive compensation program for each of the executives who served as our named executive officers (“NEOs”) during fiscal year 2013. For fiscal year 2013, our NEOs included the following officers:

•	Kumarakulasingam Suriyakumar, Chairman, President, Chief Executive Officer, Director

•	Rahul K. Roy, Chief Technology Officer

•	Dilantha Wijesuriya, Chief Operating Officer

•	John E.D. Toth, Chief Financial Officer and Secretary

•	Jorge Avalos, Chief Accounting Officer and Vice President Finance

The Compensation Committee of the board of directors, which is comprised of Thomas J. Formolo, Dewitt Kerry McCluggage, James F. McNulty, and Manuel Perez de la Mesa, each an independent director, determined the compensation of the NEOs.

Executive Summary

Our Compensation Committee intends that our executive compensation program be appropriately aligned with the market, reflect our performance over time, and align the interests of our NEOs with those of our stockholders.

In 2013, ARC grew sales for the first time in five years, largely due to the transformation of the Company from a traditional, analog, blueprinting organization serving individual construction projects, to a digitally-enabled document solutions company serving the broader construction industry. Our revenue model is no longer solely dependent on transactional, seasonal or cyclical building activity, but is now far more driven by the contractual, recurring and predictable needs of businesses that design, engineer and build all over the world. This transformation was led by our executive officers in pursuit of a long-term vision established in 2008 by our President and CEO, Kumarakulasingam “Suri” Suriyakumar.

The demonstration of this successful transformation of the Company included:

•	Annual revenue grew year-over-year for first time in five years

•	Annual adjusted earnings per share (EPS) of $0.09 vs. ($0.04) in 2012

•	Annual gross margin of 33.0% year-over-year vs. 30.4% in 2012

•	Annual adjusted EBITDA margin of 16.8% vs. 14.9% in 2012

•	Annual cash flow from operations of $46.8 million vs. $37.6 million in 2012

For a description of adjusted EPS and adjusted EBITDA margin, please refer to the “Non-GAAP Financial Measures” section starting on page 21 in Item 7 of our 2013 Annual Report on From 10-K, and for a calculation of adjusted EPS and adjusted EBITDA margin please refer to page 25 in Item 7 of our 2013 Annual Report on Form 10-K.

More than 97% of our stockholders who voted at our 2013 annual meeting approved the compensation of our executive officers in 2012. In consideration of that level of support and based on the results of Company performance, our compensation program was left intact for 2013. We will continue to consider the outcome of annual stockholder “say-on-pay” advisory votes when making future compensation decisions for our executive officers.

As a result of our strong performance, our executive officers met the earnings per share threshold required to be considered for an annual incentive bonus award, and were eligible to receive their full bonuses and equity-based compensation. For our President and CEO, the Compensation Committee awarded Mr. Suriyakumar an annual bonus that was 37.9% of the total to which he was otherwise eligible. Continuing the good stewardship of the Company that all of our executive officers have demonstrated during the years of the recent financial crisis and subsequent downturn in our market, each of our NEOs accepted salary reductions for the year out of respect for the difficult environment our Company and its employees have endured (See “Temporary Executive Compensation Program Changes” later in this document).

2013 Realized vs. Employment Agreement Compensation	Employment Agreement Salary ($)	Realized Salary ($)	Bonus Opportunity ($)	Realized Bonus ($)	Employment Agreement Option Awards ($)	Realized Value of Option Awards ($)
Kumarakulasingam Suriyakumar	950,000	760,000	4,000,000	1,516,000	na	477,643
Rahul K. Roy*	575,000	510,577	460,000	280,000	na	398,036
Dilantha Wijesuriya	350,000	315,000	350,000	249,120	200,000	295,529
John E.D. Toth	300,000	270,000	240,000	200,000	na	63,686
Jorge Avalos	260,000	247,000	150,000	135,000	na	55,725

*	Mr. Roy’s salary was increased to $575,000 effective as of March 2, 2013.

It should also be noted that at the Company’s February 2014 board of directors meeting, the Compensation Committee recommended to our Board of Directors that our CEO’s three-year employment agreement be amended and restated, including adjusting the agreement’s severance provisions and the terms and conditions related to his annual incentive bonus. His base salary amount and the maximum annual incentive bonus were not increased and remained consistent with his existing agreement.

The Compensation Committee also determined that henceforth it would discontinue the use of three-year employment agreements for our NEOs other than our CEO, all of which expire in 2014. Instead the Compensation Committee recommended “at-will” employment agreements with all NEOs other than our CEO to align the Company’s executive compensation arrangements with current best practices. To support collaboration within the senior leadership group to achieve strong financial results for the company in the short term, and to adopt practices that will allow for more predictable and objective annual incentive compensation awards, the Compensation Committee also determined that all NEOs other than the CEO will, henceforward, earn annual incentive compensation based on performance against pre-determined, largely quantitative corporate goals, subject to the Compensation Committee’s exercise of discretion. (For more information please refer to “Recent Key Compensation Program Changes” later in this document.)

The following sections of this proxy statement discuss and analyze the compensation awarded to, earned by, or paid to the executive officers set forth in the Fiscal 2013 Summary Compensation Table of this proxy statement. It also discusses the principles underlying our policies and decisions, as well as significant changes to our compensation program in structure for 2014 (see “Recent Key Compensation Program Changes” later in this document).

Compensation Committee and the Compensation Decision-Making Process

Every three years, and coincident with the renewal of our previous executive employment agreements, the Committee has reviewed a market analysis of executive compensation plans provided by an independent compensation consultant. In 2011, the compensation consultant hired by the Compensation Committee was Lyons, Benenson & Company, Inc. (“L&B”). The analysis examined a cross section of publicly-traded companies (including business services and engineering companies) considered comparable to the Company in terms of revenue, market capitalization and net income. This peer group was compiled in 2011 primarily for the purposes of establishing compensation metrics used in our NEO employment contracts and consisted of the following companies:

APAC Customer Services Inc.	Harte-Hanks, Inc.	Quad/Graphics, Inc.
Cenveo, Inc.	Healthcare Services Group, Inc.	Schawk, Inc.
Consolidated Graphics, Inc.	InnerWorkings, Inc.	The Standard Register Company
Emdeon Inc.	Journal Communications Inc.	TeleTech Holdings, Inc.
Ennis, Inc.	MDC Partners, Inc.	Tetra Tech, Inc.
G&K Services, Inc.	Monster Worldwide, Inc.	Vistaprint, N.V.
GSI Commerce, Inc.	Multi-Color Corporation

Based on the market analysis and a performance review of the CEO, the Compensation Committee makes a recommendation to the Board of Directors on the CEO’s base salary and annual cash incentive target for the term of the CEO’s employment agreement. The CEO makes a recommendation to the Committee for the base salaries and annual cash incentive targets for the other NEOs based on the needs and operating targets of the Company.

At various meetings held during 2013, usually conducted in executive session, the board reviewed the progress against each of the executive officer’s annual incentive targets, and at the February 2014 Board of Directors meeting, reviewed our final annual incentive bonus for the Chief Executive Officer. In March 2014, the Compensation Committee determined that the performance targets for the remaining executive officers were partially met and granted such officers partial bonuses for 2013.

Consideration of 2013 Say-on-Pay Results

Approximately 97% of our stockholders that voted at our 2013 annual meeting approved the compensation of our executive officers in 2012 (as described in our 2013 proxy statement). The Compensation Committee believes that this affirms stockholder support for our executive compensation program, and the Compensation Committee decided to continue to apply the same philosophy, compensation objectives and governing principles, described more fully below, as it used for fiscal 2012 when making subsequent decisions or adopting subsequent policies regarding named executive officer compensation. The Compensation Committee continues to monitor the voting policies of our stockholders and their advisors since last year and will continue to take those voting policies into account when considering changes to our executive compensation program.

Executive Compensation Philosophy

Our executive compensation program is designed to attract suitable candidates for executive positions as necessary, and provide incentives to our existing NEOs that encourage performance that benefits our employees, customers, and stockholders. We believe it is in the best interests of our stockholders and our executive officers that our compensation program reflect and be tied to company-wide and individual performance. Our intention is to increase the transparency of our compensation program. With this in mind, our compensation program provides our executive officers with incentives to increase our revenues and earnings per share, to develop and enhance our industry-leading technology and to execute our long-term strategic plan, while at the same time providing a clear framework for measuring and rewarding performance. It also means that our Compensation Committee will monitor and review best practices, and make changes to our program when warranted. (For more information please refer to section “Recent Key Compensation Program Changes” later in this document.)

We believe the alignment between stockholder interest and executive interest is best achieved by maintaining an appropriate balance in our overall compensation among base salaries, discretionary bonuses, “at risk” incentive awards, and targeted grants of stock-based awards to foster a company ownership mentality in our executives. This means that a material portion of executive compensation is variable and tied to the Company’s and individual performance, as shown below in the accompanying graphs.

A significant portion of our annual incentive compensation is designed in such a way that no annual incentive bonus can be earned without achieving measureable growth in the Company’s earnings per share. In fact, the incentive compensation arrangement in 2013 for our CEO, Mr. Suriyakumar, was based solely on ARC’s pre-tax adjusted earnings per share growth. If the Company met its EPS objectives in 2013, our remaining executive officers were eligible for incentive bonuses based on the fulfillment of individual performance goals specific to their roles.

Our approach to attracting and retaining executives also takes into account the significant shift that our business is undergoing due to the adoption of technology by our customers. Whereas our business has historically focused on supporting the analog, print-based needs of construction project workers, today our offerings have shifted dramatically to facilitate digital document workflows for any role in the business of design, engineering or construction, including executives, administrators, managers, etc.

Having transformed the Company into a technology-enabled document solutions enterprise, we not only contend with the highly competitive talent market in San Francisco and the Silicon Valley, but we also compete with large, well-funded printing and imaging equipment manufacturers and highly attractive technology companies to acquire and retain executive talent.

As we consider this changing environment for recruiting and retaining key executives in the future, our intention is to increase the appeal of ARC as a top tier employer, offer advancement and growth opportunities commensurate with the talent we attract, and assert the advantages of Company ownership in the form of stock-based compensation and awards. Such offerings will continue to align our executives’ actions with stockholder’s interests, and are consistent in principle with our compensation practices of the past.

Elements of Executive Compensation

The table below summarizes the key fiscal 2013 compensation program elements for our named executive officers:

Element	Form of Compensation	Purpose
Base Salary	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent

Annual Bonus	Cash / Cash & Restricted Stock / Cash & Common Stock	Provides a variable financial incentive to achieve short-term corporate and individual operating goals and rewards short-term improvements in Company financial measurements

Equity Grants	Non-Qualified Stock Options	Encourages NEOs to build and maintain a long-term equity ownership position in ARC to align their interests with our stockholders

Change of Control and Severance Agreements	Employment Agreement	Provides reasonable employment security and certainty in the event of a termination due to a change of company control

Optional Participation in our Employee Stock Purchase Plan	Eligibility to participate	Provides broad-based employee benefit available to all ARC employees

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to all our employees, including health, life insurance, and disability plans, and certain perquisites	Benefit plans are part of a broad-based employee benefits program; perquisites provide competitive benefits to our NEOs

We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our stockholders and employees because of the significant emphasis on pay-for-performance principles. In general, more than 50% of our NEOs’ total available compensation is based on ARC’s results and the attainment of individual goals. As a result, the Compensation Committee intends for ARC’s performance to have a significant effect on the amount of compensation realized by the executive officers.

Each of these elements of pay is described and analyzed in more detail below.

Compensation Objectives

The objectives of our executive compensation program are (i) to link executive compensation to continuous improvements in overall Company and individual performance and an increase in stockholder value and (ii) to attract and retain key talent. Our executive compensation program goals include the following:

•

To establish pay levels based on competitive market studies provided by our compensation consultants that attract suitable candidates for executive positions as necessary, and provide incentives to our existing NEOs that encourage performance that benefits our employees, customers, and stockholders;

•	To foster an “ownership mentality” and align the interests of our executive officers with those of our stockholders through long-term equity incentives;

•	To recognize and reward superior individual performance;

•	To balance base and incentive compensation to complement our short-term and long-term business objectives and encourage the fulfillment of those objectives through individual performance;

•	To provide compensation opportunities based on the Company’s performance;

•	To provide proper motivation to execute a swift and successful business transition from a traditional reprographics company to a technology-enabled document solutions company;

•	To protect and preserve the domain expertise and deep customer relationships embodied in our key executives; and,

•

To establish pay levels based on competitive market studies provided by our compensation consultants that attract suitable candidates for executive positions as necessary, and provide incentives to our existing NEOs that encourage performance that benefits our employees, customers, and stockholders.

Ultimately, the goal of our compensation program is to both attract and retain senior executives capable of delivering long-term value to our stockholders and employees. Given the organizational transformation we are executing, this requires our compensation policies to be flexible and scalable enough to offer appropriate base compensation and incentive awards to executives tasked to address value creation in the midst of an architectural, engineering and construction (AEC) industry that has been fundamentally transformed from a document management perspective. With that said, our fundamental premise is – and always will be – pay for performance.

How Pay Was tied to the Company’s Performance in Fiscal Year 2013

During fiscal year 2013 we demonstrated the pay-for-performance basis of our compensation policy.

Consistent with the Company’s pay-for-performance philosophy, the CEO’s pre-tax adjusted EPS growth threshold for his annual incentive bonus was achieved in 2013 and, accordingly, Mr. Suriyakumar was eligible for the annual maximum incentive bonus of $4 million under the terms of his employment agreement. However, based on a recommendation from Mr. Suriyakumar, the Compensation Committee recognized that the improvement in the Company’s performance was being compared to a year in which any positive growth would result in an outsized award. To remedy this, Mr. Suriyakumar volunteered to reduce his bonus amount to $1,516,000, or 37.9% of the total eligible amount, and the Compensation Committee exercised its discretion and approved a bonus of $1,516,000. Furthermore, the cash/stock apportionment set forth in his agreement was changed to take the majority of his bonus (70%) in the Company’s common stock. At the beginning of 2013, Mr. Suriyakumar also accepted a temporary decrease in his annual salary for the fifth consecutive year. His annual salary reduction in 2013 was 20% from the amount provided for under his employment agreement (for more detail, see “Temporary Executive Compensation Program Changes” later in this document). Mr. Suriyakumar was awarded stock options by the Compensation Committee in recognition of his exemplary service in 2013.

In 2012 our CTO and COO also accepted a temporary reduction in their annual salaries by 10% for in 2012, which continued through 2013. Our CFO accepted a 10% reduction for 2013; our CAO accepted a 5% annual salary reduction for the same period.

Since the Company’s annual EPS performance targets for our NEOs’ (other than our CEO) incentive bonus awards were met in 2013 and the Company experienced increased financial success in 2013, the Compensation Committee used its discretion to award cash bonuses to each executive. These discretionary bonuses were, in the aggregate, equal to 72% of the aggregate maximum eligible annual incentive bonus. Also at the discretion of the Company’s Compensation Committee, grants for stock options in the aggregate amount of 828,792 shares were awarded to our NEOs in 2013, consistent with our philosophy of providing long-term incentives that encourage an “owner’s mentality” and alignment with our stockholders’ interests.

Base Salary

Base salaries for our executive officers are generally established based on the scope of their respective responsibilities, taking into account competitive market compensation paid by similarly-sized companies (as represented by the peer group complied by the compensation consultant hired by the Compensation Committee) for similar positions in the San Francisco Bay Area and Silicon Valley, as well as for any circumstances unique to the Company. Base salaries provide executive officers with a reasonable and secure standard of living based on the executive officer’s position within the organization and geographical location. All NEO base salaries for 2013 are subject to employment agreements set most recently in 2011 and which expired in 2014. (For more information please refer to “Recent Key Compensation Program Changes” later in this document.)

The 2013 base salaries for our NEOs were set with the establishment of our 2011 employment agreements and approved by our Compensation Committee for our executive officers. The salaries of our NEOs relative to our peer group (described above) fell within the range of competitive practice at the time they were set in 2011. When compared to current publicly-available survey data for companies of similar size, which were collected by our compensation consultant, Lyons, Bennenson & Company (“L&B”), salaries may appear high relative to the competitive range largely because of the sharp reduction in the Company’s revenues over a relatively short period of time.

President and Chief Executive Officer

Under Mr. Suriyakumar’s February 2011 amended and restated three-year employment agreement, his base salary was set at $950,000 per year. In setting his annual base salary, the Compensation Committee took under consideration that (i) Mr. Suriyakumar’s original base salary had not been changed since his appointment as Chief Operating Officer in 2005, (ii) recognition of his past leadership was warranted, (iii) his opportunity to earn annual incentive bonuses had been severely constrained for the previous two years, and (iv) the Compensation Committee needed to properly incentivize him to remain in his position. In 2013, as in previous years, Mr. Suriyakumar’s salary was subject to temporary reductions in base salary, as described in greater detail below under “Temporary Executive Compensation Program Changes.”

Chief Technology Officer

On March 2, 2013, the Compensation Committee amended Mr. Roy’s March 2011 amended and restated employment agreement to increase his base salary from $500,000 to $575,000, subject to temporary reductions in base salary, as described in greater detail below under “Temporary Executive Compensation Program Changes.”

These increases in base salary were intended to recognize Mr. Roy’s accomplishments in developing our suite of proprietary software products and for applying his technological expertise to the AEC industry in general, and to compensate him, in part, with a base salary that is competitive with compensation paid to comparable executive officers of similarly-sized companies in Silicon Valley. Mr. Roy accepted a temporary reduction in his base salary through December 2013, as described in greater detail below under “Temporary Executive Compensation Program Changes.”

Chief Financial Officer

Mr. Toth joined the Company in July 2011. We entered into an employment agreement with Mr. Toth in connection with his appointment as Chief Financial Officer with an initial three-year term and an annual base salary of $300,000. In determining Mr. Toth’s base salary, we considered then-existing market factors to recruit a chief financial officer with comparable experience and base salaries paid by public companies of similar size in our area to officers in comparable positions, including relevant data provided by L&B, our compensation consultants. Mr. Toth accepted a temporary reduction in his base salary through December 2013, as described in greater detail below under “Temporary Executive Compensation Program Changes.”

Chief Operating Officer

In connection with Mr. Wijesuriya’s promotion to Chief Operating Officer in February 2011, his base salary was increased from $250,000 to $350,000. Mr. Wijesuriya accepted a temporary reduction in his base salary through December 2013, as described in greater detail below under “Temporary Executive Compensation Program Changes.”

Chief Accounting Officer, Vice President Finance

In connection with Mr. Avalos’ appointment as Chief Accounting Officer, Vice President Finance, in April 2011, his base salary was set at $260,000, which we considered to be competitive with compensation paid to comparable executive officers of similarly-sized companies in our area, taking into account the nature and scope of this position and relevant data provided by L&B. Mr. Avalos accepted a temporary reduction in his base salary through December 2013, as described in greater detail below under “Temporary Executive Compensation Program Changes.”

Annual Awards

We utilize annual incentive bonuses to focus management behavior on improved short-term financial performance and achievement of specific annual objectives. Our annual incentive bonuses, as opposed to our stock option and restricted stock grants described below, are designed to reward our executive officers for their collective and individual performance during the most recent fiscal year. We believe that the immediacy of these annual bonuses, in contrast to equity grants vesting over a longer time period, provides a more direct incentive to our executive officers to drive the Company’s near-term financial performance and meet their respective individual objectives. We intend for our annual incentive bonuses to be an important motivating factor for our executive officers, and we thus apportion a substantial percentage of their total annual compensation to these bonuses. We also reserve the discretion to grant bonuses to our executive officers outside the annual incentive bonus program—for example, where the annual incentive program may fail to adequately reward improvements in the financial performance of the Company.

At the first board meeting of each new calendar year—typically held in February—the Compensation Committee reviews the Company’s performance for the previous fiscal year and compares it to the associated performance targets set by the Compensation Committee the year before. It then makes any appropriate adjustments to the targets of the NEOs (other than our President and Chief Executive Officer) for the effects of events that were not anticipated in establishing the original performance targets, determines the extent of achievement, and uses its discretion in awarding payment of annual cash incentives, if warranted.

In determining the achievement of performance metrics for fiscal 2013, the Compensation Committee took into account the achievement of results that helped dramatically increase the Company’s market value, including year-over-year revenue growth for the first time in five years, and the completion of our December 2013 debt refinancing which significantly lowered the cost of our senior debt.

In rating individual executive performance, the Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our named executive officers are made solely by the Compensation Committee.

President and Chief Executive Officer

The structure of the annual incentive bonuses for our President and Chief Executive Officer has always been, pursuant to his employment agreement, based solely on the year-over-year growth of our pre-tax adjusted EPS. It is our belief that a substantial portion of our President and Chief Executive Officer’s anticipated annual compensation should be directly tied to driving earnings – the most important measure of the Company’s performance for equity holders – and that aligning the interests of Mr. Suriyakumar with the interests of our stockholders in this manner is appropriate, especially since Mr. Suriyakumar is one of our founders and remains among the Company’s largest stockholders.

Over the past five years as our returns have reflected the results of the recent recession and the subsequent and prolonged downturn in the construction industry, Mr. Suriyakumar has received no annual incentive bonus. Over the same period, Mr. Suriyakumar also suggested and accepted waivers or reductions of other elements of his compensation.

Under his 2011 amended and restated employment agreement, Mr. Suriyakumar is eligible to receive an annual incentive bonus in an amount equal to $60,000 for each full percentage point by which our pre-tax adjusted EPS growth rate exceeds 10 percent of the immediately preceding fiscal year, subject to an annual cap of $4 million. The agreement stipulates that the bonus is payable 70% in cash and 30% in shares of restricted stock. Any such shares associated with the annual incentive grant will vest at the rate of 25% each year on the first four anniversaries of the date of grant.

Since the maximum pre-tax adjusted EPS growth threshold was achieved in 2013, Mr. Suriyakumar was eligible for the annual maximum incentive bonus of $4 million under the terms of his employment agreement.

The Compensation Committee and Mr. Suriyakumar recognized that the improvement in the Company’s performance was being compared to a year in which any positive growth would result in an outsized award. To remedy that, Mr. Suriyakumar volunteered to reduce his bonus amount to $1,516,000, or 37.9% of the total eligible amount and the Committee exercised its discretion and approved a bonus of $1,516,000. They also agreed that the ratio of cash to stock should be reversed so that the annual incentive bonus was payable 70% in restricted stock vesting at the rate of 25% each year on the first four anniversaries of the date of grant, and 30% in cash.

Other Executive Officers

In 2011, upon the review of our other NEOs employment agreements and L&Bs review of our executive officers’ annual incentive bonus structure, the Compensation Committee elected to leave the incentive bonus program intact given the alignment this structure was felt to have with stockholder interests, and that the maximum bonus opportunities were within the range of competitive practice as identified by our compensation consultant.

We intend that these goal-oriented awards be responsive to changing internal and external business conditions and objectives from year to year. Based on the accomplishments of our executive officers in past years, we continue to believe that carefully-crafted annual incentive bonuses will drive operational, financial, and technological success. Accordingly, at the beginning of each fiscal year, overall corporate financial metrics and individual performance objectives have been established for each of our other executive officers (apart from our President and Chief Executive Officer) against which their actual performance is measured after the end of the relevant fiscal year.

The incentive bonus objectives for our other executive officers (apart from our President and Chief Executive Officer) are proposed to the Compensation Committee annually by our President and Chief Executive Officer, and the Compensation Committee reviews and refines the objectives with the President and Chief Executive Officer. The Compensation Committee also evaluates actual performance of these executive officers with the President and Chief Executive Officer periodically throughout the year. After fiscal year end, the Compensation Committee conducts a final review with our President and Chief Executive Officer of the performance of each of these executive officers and approves annual incentive bonuses payable to them.

Each of our NEOs respective business objectives reflect our focus on transforming the business to create a more stable and diversified revenue stream, renew growth, expand our margins, and improve execution over our past performance. In each case, the objectives represent “stretch” goals that each executive may or may not be able to achieve. The Compensation Committee may make discretionary adjustments related to an objective or otherwise based on an individual’s exceptional performance, taking into account the recommendations made by the CEO. Total payouts cannot exceed the maximum percentage of base salary or dollar amount as specified in each of our executive officer’s employment contracts.

In 2013, payment of annual incentive bonuses to our other executive officers (apart from our President and Chief Executive Officer) was subject to achievement of a minimum adjusted annual EPS target of $0.03. (For a definition of adjusted annual EPS, please refer to the description of “Non-GAAP Financial Measures” described in our 2013 annual report on Form 10-K). Some of their individual objectives for the year in technology, finance and accounting were achieved, while others were not.

In order to recognize the progress each NEO made against their objectives, as well as their contribution to the significant improvement in the Company’s financial performance in 2013, the Compensation Committee used its discretion to award cash bonuses to each executive, as described below, noting that special consideration should be given to the Company’s adjusted annual EPS performance target for our NEO incentive bonus awards was exceeded by 200% in 2013.

Chief Technology Officer

Our Chief Technology Officer, Mr. Roy, is eligible to receive an annual incentive bonus in an amount up to 80% of his annual base salary, payable in cash or ARC stock at Mr. Roy’s option, contingent upon achievement of corporate and individual performance criteria to be established by our President and Chief Executive Officer in consultation with Mr. Roy, and approved by the Compensation Committee. For 2013, the Compensation Committee determined that Mr. Roy’s annual incentive bonus objectives were tied to the following goals:

•	technology infrastructure development

•	specific software and application development initiatives

•	continued development of operational information technology

Based on his performance, and in recognition of the overall financial performance of the Company as noted above, the Compensation Committee awarded Mr. Roy $280,000 as an annual bonus for 2013, or 60.9% of his maximum bonus opportunity.

Chief Operating Officer

Our Chief Operating Officer, Mr. Wijesuriya, is eligible to receive an annual incentive bonus up to 100% of his base salary, payable in cash, contingent upon achievement of corporate and individual performance criteria to be established by our Chief Executive Officer in consultation with Mr. Wijesuriya, and approved by the Compensation Committee. For 2013, the Compensation Committee determined that Mr. Wijesuriya’s annual incentive bonus objectives, as Chief Operating Officer, would be tied to the following goals:

•	domestic corporate sales targets

•	corporate valuation improvement initiatives

•	international sales growth targets

Based on his performance, and in recognition of the overall financial performance of the Company as noted above, the Compensation Committee awarded Mr. Wijesuriya $249,120 as an annual bonus for 2013, or 71.2% of his maximum bonus opportunity.

Chief Financial Officer

Our Chief Financial officer, Mr. Toth, is eligible to receive an annual incentive bonus in an amount up to 80% of his annual base salary, payable in cash, contingent upon achievement of corporate and individual performance criteria to be established by our President and Chief Executive Officer in consultation with Mr. Toth and approved by the Compensation Committee. For 2013, the Compensation Committee determined that Mr. Toth’s annual incentive bonus objectives would be tied to the following goals:

•	corporate valuation targets

•	reduction of corporate debt objectives

•	financial management system developments

Based on his performance, and in recognition of the overall financial performance of the Company as noted above, the Compensation Committee awarded Mr. Toth $200,000 as an annual bonus for 2013, or 83.3% of his maximum bonus opportunity.

Chief Accounting Officer, Vice President Finance

Our Chief Accounting Officer, Mr. Avalos, is eligible to receive an annual incentive bonus up to $150,000, payable in cash, upon achievement of performance criteria to be established by our Chief Financial Officer in consultation with Mr. Avalos and approved by the Compensation Committee. For 2013, the Compensation Committee determined that Mr. Avalos’ annual incentive bonus objectives were tied to the following goals:

•	cash collections and management targets

•	accounts receivable/accounts payable targets

•	periodic financial closing objectives

Based on his performance, and in recognition of the overall financial performance of the Company as noted above, the Compensation Committee awarded Mr. Avalos $135,000 as an annual bonus for 2013, or 90% of his maximum bonus opportunity.

We believe these discretionary bonuses awarded to our executive officers by the Compensation Committee reflected our strong performance in 2013, including material growth in our adjusted EPS and one-year total shareholder return.

Equity Grants

We believe that equity grants provide our executive officers, non-executive officers and other management-level employees with a strong link to our long-term performance, create an ownership culture and closely align the interests of these employees with the interests of our stockholders. The purpose of equity grants is to encourage a long-term view of the Company’s success and to reward achievements with respect to the Company’s strategic goals and financial performance priorities, as well as individual performance. Grants are made at the Compensation Committee’s discretion and are generally made once per year at fair market value at a Compensation Committee meeting during the first half of the fiscal year. The Compensation Committee retains the right to make grants at other meetings if there are questions or open discussion items regarding such grants and for newly hired executives. In accordance with our Insider Trading Compliance Program, we do not decide when to grant equity awards based on our plans for release of material information to the public and we do not time the release of material information to the public based on when we make equity grants. Further, we do not necessarily make such grants every year.

Stock Options

Our executive officers are eligible to receive stock options pursuant to our 2005 Stock Plan. In 2013, the Compensation Committee used its discretion to make the following non-qualified stock option grants to our executive officers:

In 2013, Mr. Suriyakumar, our President and Chief Executive Officer, was granted an option to purchase 300,000 shares of the Company’s common stock.

In 2013, Mr. Roy, our Chief Technology Officer, was granted an option to purchase 250,000 shares of the Company’s common stock.

In 2013, Mr. Wijesuriya, our Chief Operating Officer, was granted an option to purchase 60,000 shares of the Company’s common stock, in addition to the option to purchase 143,792 shares provided for under his employment agreement.

In 2013, Mr. Toth, our Chief Financial Officer, was granted an option to purchase 40,000 shares of the Company’s common stock.

In 2013, Mr. Avalos, our Chief Accounting Officer, was granted an option to purchase 35,000 shares of the Company’s common stock.

Named Executive Officer	Value of 2013 Options Granted(1)
Kumarakulasingam Suriyakumar	$477,643
Rahul K. Roy	$398,036
Dilantha Wijesuriya(2)	$295,529
John E.D. Toth	$63,686
Jorge Avalos	$55,725

(1)

The amounts shown in this column reflect the fair value at the time of grant by the Company in accordance with FASB ASC 718 to the executive officer. For a discussion of the assumptions used in these calculations, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)

Stock options listed for Mr. Wijesuriya, our Chief Operating Officer, include an annual long-term equity incentive award as a part of his 2011 amended and restated employment agreement. This award is payable in the form of an annual stock option grant valued at $200,000 (based on the Black-Scholes valuation model) at an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the date of grant. The options vest at the rate of 25% each year on the first four anniversaries of the date of grant.

Details regarding these stock option grants are included in the “Summary Compensation Table” in this proxy statement.

Restricted Stock Awards

We use restricted stock awards on a targeted basis as a component of our executive compensation program. We believe that grants of restricted stock rewards exceptional performance by providing to our executive officers an opportunity for immediate ownership of our common stock, while also providing retention value through the imposition of vesting conditions. Restricted stock awards foster an ownership culture and help motivate our executive officers to perform at peak levels across economic and business cycles because the value of these awards is linked to the Company’s long-term performance. The Company determines the performance-based conditions for an award of restricted stock, and the conditions for vesting of restricted shares, as appropriate from time to time.

In 2013, we did not grant any shares of restricted stock to our executive officers.

We have reviewed and considered other forms of long-term equity compensation in addition to stock options and restricted stock. Considering the impact of alignment with stockholder interests, accounting costs, perceived value, and cash cost to the Company, we believe that granting long-term equity incentives primarily in the form of stock options and restricted stock, is the best approach for the Company.

Change of Control and Severance Arrangements

We have implemented change of control and severance arrangements for each of our executive officers, including salary and health benefits continuation through specific post-termination periods and accelerated vesting of restricted stock and stock options. We believe that implementing these types of arrangements for our executive officers is an important retention element by providing security against arbitrary termination and that they are appropriate elements of competitive market compensation. Currently, Messrs. Suriyakumar, Roy, Toth, Wijesuriya and Avalos have change of control and severance arrangements, which are described in the “Employment Contracts—Change in Control and Severance Arrangements” section of this proxy statement.

Employee Stock Purchase Plan

We offer all of our employees, including our executive officers, the opportunity to purchase our common stock through a tax-qualified employee stock purchase plan (ESPP). In 2013, none of our NEOs participated in the plan. Under our ESPP, as amended, employees may elect to purchase annually, at a 15% discount (from the closing price of our common stock on the NYSE on the applicable date of purchase), up to the lesser of (a) 2,500 shares of our common stock, or (b) that number of shares of our common stock having an aggregate fair market value of $25,000.

Other Compensation

Our executive officers are eligible to participate in our health, life and disability insurance plans, and our 401(k) plan to the same extent that our other employees are entitled to participate in such plans. In 2009 in response to the prevailing economic conditions, our 401(k) plan was amended to eliminate the Company’s mandatory matching contribution and to provide for discretionary matching contributions by the Company. No discretionary matching contributions were made to the 401(k) plan in 2013 and in July of 2013 the Company’s mandatory matching contribution was reinstated. This change applied to all 401(k) plan participants, including our executive officers. Our employment agreements with certain of our executive officers also provide for payment of certain perquisites, including car allowances and club membership dues described more fully in the footnotes to the Summary Compensation Table later in this document. We believe that these benefits are desirable and appropriate in order to retain talent and remain competitive in the marketplace and are generally consistent with the practices of our peers. Details about these perquisites are included in the Summary Compensation Table.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than our CFO) to $1 million per year, unless such amounts are determined to be performance-based compensation. Our policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction when taxable compensation for any of the executive officers subject to Section 162(m) exceeds $1 million per year. Awards granted under the 2005 Plan are designed to meet the requirements of Section 162(m) for performance-based compensation. However, the discretionary bonus payments made to the executive officers in 2013 were not designed to meet the requirements of Section 162(m) for performance-based compensation.

Temporary Executive Compensation Program Changes

We strive to keep our executive compensation program nimble in order to reflect the conditions of our business, our industry and the economy as a whole. As such, our named executive officers have both suggested and accepted temporary adjustments to their compensation over the past several years to take into account prevailing economic and business conditions. Those changes are summarized below.

2009 Fiscal Year.    In light of prevailing economic conditions in 2009, and in connection with the Company’s overall cost reduction initiative, the employment agreements with our executive officers were amended in March 2009 to reflect temporary reductions of their respective base salaries from the effective date of the reduction through January 31, 2010 (or, in the case of Mr. Suriyakumar, until December 31, 2009). Under their respective employment agreement amendments, Mr. Suriyakumar’s base salary was reduced by 50% and each of Messrs. Mather, Roy and Wijesuriya were reduced by 10%. In addition, under the employment agreement amendments, each of Messrs. Suriyakumar, Mather, Roy and Wijesuriya were not entitled to a bonus opportunity for the Company’s fiscal year 2009.

2010 Fiscal Year.    Due to continued economic weakness in 2010, particularly in the AEC industry (the Company’s primary market), the employment agreements with each of our executive officers were amended in early 2010 to provide for temporary 10% base salary reductions through the remainder of fiscal year 2010, with additional 5% base salary reductions effective from July through December 2010.

2011 Fiscal Year.    In light of then-projected continuing challenges in the AEC industry, Mr. Suriyakumar’s base salary was temporarily reduced by 25% , Mr. Wijesuriya’s base salary was temporarily reduced by 15% and Mr. Roy‘s base salary was temporarily reduced by 10% from the date of amendment of their employment agreements in early 2011 through the remainder of fiscal year 2011.

2012 Fiscal Year.    In light of projected continuing challenges in the AEC industry in 2012, Mr. Suriyakumar’s base salary was reduced by 10%, and each of Messrs. Wijesuriya and Roy base salary was temporarily reduced by 5% for fiscal year 2012. Later in the year, in view of continuing weakness in our markets, Messrs. Suriyakumar, Roy, and Wijesuriya accepted an additional 10% base salary reduction from November and December 2012. Mr. Toth accepted a 10% base salary reduction for November and December of 2012, and Mr. Avalos accepted a 5% base salary reduction during the same time period.

2013 Fiscal Year.    Due to the ongoing challenges in the AEC industry in 2013, Mr. Suriyakumar accepted a continuing 10% temporary base salary reduction in addition to the original 2012 reduction for a total of 20% temporary base salary reduction through December 31, 2013. Each of Messrs. Wijesuriya and Roy also accepted a continuing 5% temporary base salary reduction in addition to the original 2012 reduction for a total of 10% temporary base salary reduction through December 31, 2013. Mr. Toth accepted a continuing 10% temporary base salary reduction through December 31, 2013, and Mr. Avalos accepted a continuing 5% temporary base salary reduction through December 31, 2013. As noted earlier, Mr. Suriyakumar received an annual incentive bonus for the first time in five years, but in recognition of the improvement in the Company’s performance relative to a year in which any positive growth would result in an outsized award, he accepted 37.9% of the amount he was eligible for as part of his annual incentive plan, with a reverse in the distribution of the award, accepting 30% in cash and 70% in Company stock.

Recent Key Compensation Program Changes:

In conjunction with the expiration of the 2011 three-year employment contracts with all of our NEOs, and in recognition of the transformation the Company has undergone in its financial profile, and product and service offerings, the Compensation Committee directed an internal review of potential new peers, and also commissioned L&B to re-evaluate ARC’s peer group and relative alignment of compensation.

The following criteria were used to select our updated peer group:

•	Annual revenues between $200 million and $1 billion

•	3-Year average 3-Year total return above the Commercial Services & Supplies GICS Industry 75th Percentile

•	Business alignment as defined by B-2-B market focus, outsourced/managed services, digital publishing/presence, and print publishing

The Compensation Committee has used the below peer group in setting the compensation for our CEO and named executives officers for fiscal year 2014:

The Advisory Board Company	Ennis, Inc.	Multi-Color Corporation
Barrett Business Services, Inc.	The E.W. Scripps Company	Performant Financial Corporation
Consolidated Graphics, Inc.	Harte-Hanks, Inc.	Reachlocal, Inc.
Courier Corporation	InnerWorkings, Inc.	Resources Connection, Inc.
Deluxe Corporation	Mac-Gray Corporation	Schawk, Inc.
Digital Generation, Inc.	MAXIMUS, Inc.	TRC Companies

In March 2014, the Compensation Committee amended and restated our CEO’s three-year employment agreement, including adjusting the agreement’s severance provisions and annual incentive bonus terms. Mr. Suriyakumar’s base salary amount was not increased and was consistent with his previous agreement. The severance provision was amended to provide that upon a termination by the Company without cause or if Mr. Suriyakamur terminates employment for “good reason” he will be entitled to two years of his then-base salary instead of payment of his base salary through the remainder of the employment agreement’s term. In addition, the Compensation Committee approved the 2014 incentive bonus plan.

The Compensation Committee determined that it would discontinue the use of three-year employment agreements for all other NEOs and would, instead, institute annual “at-will” employment agreements to align with current best practices in executive compensation. We expect to enter into new “at-will” employment agreements with our NEOs (other than the President and Chief Executive Officer) in the near future.

To support collaboration within the senior leadership group to achieve strong financial results for the Company in the short term, and to adopt practices that will allow for more predictable and objective annual incentive compensation awards, the Compensation Committee determined that all NEOs (other than the President and Chief Executive Officer) will, henceforward, earn annual incentive compensation based on performance against pre-determined corporate goals. Under the new program, each such NEO has a target award opportunity of 150% of their respective target base bonus amount after a threshold target has been met.

The award opportunities for fiscal year 2014 include Company performance in revenue generation, gross margin, and adjusted earnings per share. A fourth opportunity exists for each NEO in the achievement of individually determined performance objectives.

	Portion of Bonus Assigned to Target
NEO (non-CEO)	Annual Revenue	Annual Gross Margin	Annual Adjust EPS	Individual Objectives
Rahul K. Roy	25%	0%	25%	50%
Dilantha Wijesuriya	25%	25%	25%	25%
John E.D. Toth	25%	25%	25%	25%
Jorge Avalos	25%	25%	25%	25%

These proposed changes are consistent with our overall compensation philosophy which is to attract, retain, and motivate our executive officers in a manner that is tied directly to achievement of our overall operating and financial goals and, in turn, to increase stockholder value over the long term.

Summary

After its review of all existing programs, consideration of current market and competitive conditions and alignment with our overall compensation objectives and philosophy, the Compensation Committee believes that the total proposed compensation program for our executive officers is focused on increasing value for stockholders and enhancing the Company’s performance. The Compensation Committee believes that under the new employment agreement with our CEO and the proposed new employment agreements for our other NEOs a significant portion of compensation of executive officers is properly tied to stock appreciation or stockholder value through stock options, restricted stock awards and/or annual incentive bonus measures. The Compensation Committee believes that our executive compensation levels are competitive with compensation programs offered by other companies with which we compete for executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Thomas J. Formolo, Chairman

Dewitt Kerry McCluggage

James F. McNulty

Manuel Perez de la Mesa

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal year by our President and Chief Executive Officer (our principal executive officer), our Chief Financial Officer (our principal financial officer), and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2013.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Kumarakulasingam Suriyakumar,	2013	760,000	(4)		1,061,200	(5)	477,643	(6)	454,800	(5)		22,869	2,776,512
President & Chief	2012	845,135	(7)				298,000	(8)				21,604	1,164,739
Executive Officer	2011	687,053	(9)		12,500							20,422	719,975

John Toth	2013	270,000	(10)				63,686	(11)	200,000	(12)		14,387	548,073
Chief Financial Officer	2012	297,000	(13)				89,400	(14)				21,605	408,005
	2011	138,462	(15)		208,500							9,360	356,322

Rahul K. Roy	2013	510,577	(16)				398,036	(17)	280,000	(18)		27,267	1,215,880
Chief Technology	2012	473,365	(19)				298,000	(20)				37,004	808,369
Officer	2011	438,534	(21)		134,250							44,529	617,313

Dilantha Wijesuriya	2013	315,000	(22)				295,529	(23)	249,120	(24)		35,431	895,080
Chief Operating Officer	2012	331,356	(25)				229,935	(26)				34,850	596,141
	2011	286,130	(27)				200,000	(28)				33,645	519,775

Jorge Avalos	2013	247,000	(29)				55,725	(30)	135,000	(31)		30,761	468,486
Chief Accounting Officer	2012	259,200	(32)				59,600	(33)				58,744	377,544
	2011	242,548	(34)		149,100							73,150	464,798

(1)

In addition to our principal executive officer and our principal financial officer, our other “executive officers” (as defined in Rule 3b-7 of the Exchange Act) in 2013 were our Chief Technology Officer, Mr. Roy; our Chief Operating Officer, Mr. Wijesuriya; and our Chief Accounting Officer, Vice President Finance, Mr. Avalos.

(2)

The amounts shown in this column reflect the fair value at the time of grant by the Company in accordance with FASB ASC 718 to the executive officer. For a discussion of the assumptions used in these calculations, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(3)	The amounts in this column are set forth in the table below:

Name	Year	Health, Life and Disability Insurance Premiums ($)	Club Membership Dues ($)	401(k) Company Match ($)	Car Allowance ($)	Relocation Benefits ($)		Total ($)
Kumarakulasingam Suriyakumar	2013	22,869	0	0	0	0		22,869
	2012	21,604	0	0	0	0		21,604
	2011	20,422	0	0	0	0		20,422

John E.D. Toth	2013	14,387	0	0	0	0		14,387
	2012	21,605	0	0	0	0		21,605
	2011	9,360	0	0	0	0		9,360

Rahul K. Roy	2013	22,652	0	0	4,615	0		27,267
	2012	21,388	3,616	0	12,000	0		37,004
	2011	19,888	861	0	23,780	0		44,529

Dilantha Wijesuriya	2013	19,711	0	720	15,000	0		35,431
	2012	19,850	0	0	15,000	0		34,850
	2011	18,645	0	0	15,000	0		33,645

Jorge Avalos	2013	23,749	0	1,012	6,000	0		30,761
	2012	22,340	0	0	6,000	30,404	(a)	58,744
	2011	14,757	0	0	4,500	53,893	(b)	73,150

(a)	Consists of a living allowance of $30,404.

(b)	Consists of temporary relocation housing allowance of $22,682, living allowance of $12,100 and one-time relocation allowance of $19,111.

(4)	Effective January 1, 2013 through December 31, 2013, Mr. Suriyakumar agreed to a 20% base salary reduction.

(5)

Payment of bonus based on 2013 performance of the year-over-year growth of our pre-tax adjusted EPS. Total bonus was $1,516,000 paid 70% in restricted stock vesting at the rate of 25% each year on the first four anniversaries of the date of grant, and 30% in cash.

(6)

On March 08, 2013 Mr. Suriyakumar was granted an option to purchase 300,000 shares of our common stock under the Plan, at an exercise price equal to $2.70 which was the closing price of our common stock on the NYSE on the date of grant.

(7)

Effective January 1, 2012 through December 31, 2012, Mr. Suriyakumar agreed to a 10% base salary reduction. Mr. Suriyakumar subsequently agreed to reduce his annual salary by an additional 10% in November and December of 2012.

(8)

On May 23, 2012 Mr. Suriyakumar was granted an option to purchase 100,000 shares of our common stock under the Plan, at an exercise price equal to $5.37 which was the closing price of our common stock on the NYSE on the date of grant.

(9)	Effective January 1, 2011 through December 31, 2011, Mr. Suriyakumar agreed to a 25% base salary reduction.

(10)	Effective January 1, 2013 through December 31, 2013, Mr. Toth agreed to a 10% base salary reduction

(11)

On March 08, 2013 Mr. Toth was granted an option to purchase 40,000 shares of our common stock under the Plan, at an exercise price equal to $2.70 which was the closing price of our common stock on the NYSE on the date of grant.

(12)	Payment of bonus based on his performance in 2013 and in recognition of the overall financial performance of the Company.

(13)	Effective November 10, 2012 through December 31, 2012, Mr. Toth agreed to a 10% base salary reduction.

(14)

On May 23, 2012 Mr. Toth was granted an option to purchase 30,000 shares of our common stock under the Plan, at an exercise price equal to $5.37 which was the closing price of our common stock on the NYSE on the date of grant.

(15)	Mr. Toth joined the Company as Chief Financial Officer effective July 18, 2011.

(16)	Effective January 1, 2013 through December 31, 2013, Mr. Roy agreed to a 10% base salary reduction.

(17)

On March 08, 2013 Mr. Roy was granted an option to purchase 250,000 shares of our common stock under the Plan, at an exercise price equal to $2.70 which was the closing price of our common stock on the NYSE on the date of grant.

(18)	Payment of bonus based on his performance in 2013 and in recognition of the overall financial performance of the Company.

(19)

Effective January 1, 2012 through December 31, 2012, Mr. Roy agreed to a 5% base salary reduction. Mr. Roy subsequently agreed to reduce his annual salary by an additional 10% in November and December of 2012.

(20)

On May 23, 2012 Mr. Roy was granted an option to purchase 100,000 shares of our common stock under the Plan, at an exercise price equal to $5.37 which was the closing price of our common stock on the NYSE on the date of grant.

(21)	Effective January 1, 2011 through December 31, 2011, Mr. Roy agreed to a 10% base salary reduction.

(22)	Effective January 1, 2013 through December 31, 2013, Mr. Wijesuriya agreed to a 10% base salary reduction.

(23)

On February 21, 2013 Mr. Wijesuriya was granted an option to purchase 143,792 shares of our common stock under the Plan, at an exercise price equal to $2.37 which was the closing price of our common stock on the NYSE on the date of grant. On, March 08, 2013 Mr. Wijesuriya was also granted an option to purchase 60,000 shares of our common stock under the Plan, at an exercise price equal to $2.70 which was the closing price of our common stock on the NYSE on the date of grant.

(24)	Payment of bonus based on his performance in 2013 and in recognition of the overall financial performance of the Company.

(25)

Effective November 10, 2012 through December 31, 2012 Mr. Wijesuriya agreed to a 5% reduction in the amount of his annual base salary. Mr. Wijesuriya subsequently agreed to reduce his annual salary by an additional 10% in November and December of 2012.

(26)

On April 26, 2012 Mr. Wijesuriya was granted an option to purchase 63,941 shares of our common stock under the plan, at an exercise price equal to $5.62 which was the closing price of our common stock on the NYSE on the date of grant. On May 23, 2012 Mr. Wijesuriya was also granted an option to purchase 10,000 shares of our common stock under the Plan, at an exercise price equal to $5.37 which was the closing price of our common stock on the NYSE on the date of grant.

(27)	Effective January 1, 2011 through December 31, 2011, Mr. Wijesuriya agreed to a 15% base salary reduction.

(28)

On March 15, 2011, Mr. Wijesuriya was granted an option to purchase 45,249 shares of our common stock under the Plan, as amended, at an exercise price equal to $8.66 which was the closing price of our common stock on the NYSE on the date of grant.

(29)	Effective January 1, 2013 through December 31, 2013, Mr. Avalos agreed to a 5% base salary reduction.

(30)

On March 08, 2013 Mr. Avalos was granted an option to purchase 35,000 shares of our common stock under the Plan, at an exercise price equal to $2.70 which was the closing price of our common stock on the NYSE on the date of grant.

(31)	Payment of bonus based on his performance in 2013 and in recognition of the overall financial performance of the Company.

(32)	Effective November 10, 2012 through December 31, 2012 Mr. Avalos agreed to a 5% reduction in the amount of his annual base salary.

(33)

On May 23, 2012 Mr. Avalos was granted an option to purchase 20,000 shares of our common stock under the Plan, at an exercise price equal to $5.37 which was the closing price of our common stock on the NYSE on the date of grant.

(34)

Mr. Avalos was appointed Chief Accounting Officer, Vice President Finance of the Company effective April 14, 2011, and was paid $181,547 as base salary in this capacity for the remaining portion of fiscal year 2011. Prior to this appointment as Chief Accounting Officer, Mr. Avalos held a non-executive, senior management position with the Company, for which he was paid $61,001 in base salary from January 1, 2011 to April 13, 2011.

Grants of Plan-Based Awards for 2013

The following plan-based equity awards were granted to our executive officers during 2013.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kumarakulasingam Suriyakumar	3/08/2013								300,000	(2)	2.70	477,643
Rahul K. Roy	3/08/2013								250,000	(2)	2.70	398,036
Dilantha Wijesuriya	2/21/2013								143,792	(3)	2.37	200,000
	3/08/2013								60,000	(2)	2.70	95,529
John E.D. Toth	3/08/2013								40,000	(2)	2.70	63,686
Jorge Avalos	3/08/2013								35,000	(2)	2.70	55,725

(1)	Under our 2005 Stock Plan, as amended, the exercise price for a stock Option grant is the closing price of our common stock as listed by the NYSE on the grant date.

(2)	The options vests at a rate of 33% on each of the first three anniversary dates of the date of grant.

(3)

On February 21, 2013, we granted Mr. Wijesuriya an option to purchase 143,792 shares of our common stock under our 2005 Plan, at an exercise price equal to $2.37, which was the closing price of our common stock on the NYSE on the date of grant. The option vests at a rate of 25% on each of the first four anniversaries of the grant date, subject to Mr. Wijesuriya’s continued employment with the Company.

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table provides information as of December 31, 2013 regarding outstanding equity awards held by the executive officers listed in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities underlying Unexercised Options (#)		Number of Securities underlying Unexercised Options (#)		Equity Incentive Plan Awards; Number of Securities underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)		(#)	($)
Kumarakulasingam Suriyakumar	33,333		66,667			5.37	5/23/2022	722	5,935	(1)
	—		300,000	(2)		2.70	3/08/2023
John Toth	10,000		20,000			5.37	5/23/2022	15,000	123,300	(1)
	—		40,000	(3)		2.70	3/8/2023
Rahul K. Roy	100,000		—			5.85	4/30/2014	7,500	61,650	(1)
	15,000	(5)	—			8.20	5/21/2019
	33,333		66,667			5.37	5/23/2022
	—		250,000	(4)		2.70	3/08/2023
Dilantha Wijesuriya	15,000	(5)	—			8.20	5/21/2019	6,000	49,320	(1)
	12,500	(5)	—			8.20	5/21/2019
	25,000	(5)	—			8.20	5/21/2019
	13,858		—			6.20	2/19/2019
	22,625		22,625			8.66	3/15/2021
	15,985		47,956			5.62	4/26/2022
	3,333		6,667			5.37	5/23/2022
	—		143,792	(6)		2.37	2/21/2023
	—		60,000	(7)		2.70	3/8/2023
Jorge Avalos	7,500	(5)	—			8.20	5/21/2019	1,500	12,330	(1)
	6,250	(5)	—			8.20	5/21/2019	7,500	61,650	(1)
	15,000	(5)	—			8.20	5/21/2019
	6,666		13,334			5.37	5/23/2022
	—		35,000	(8)		2.70	3/08/2023

(1)	The Market value of shares that have not vested is based on the closing stock price as of December 31, 2013, which was $8.22.

(2)	On March 08, 2013, we granted Mr. Suriyakumar 300,000 stock option shares that vest 33% on the first three anniversaries of the date of grant.

(3)	On March 08, 2013, we granted Mr. Toth 40,000 stock option shares that vest 33% on the first three anniversaries of the date of grant.

(4)	On March 08, 2013, we granted Mr. Roy 250,000 stock option shares that 33% on the first three anniversaries of the date of grant.

(5)

Under the Company’s 2009 stock option exchange program, this stock option was exchanged for an option covering an equivalent number of shares with an exercise price of $8.20, equal to the closing price of the Company’s common stock on the New York Stock Exchange on May 21, 2009, the date of grant of the replacement option. Fifty percent of the shares subject to the option vested on the first anniversary date of grant and the remaining 50% of the shares subject to the option vested on the second anniversary of the grant date.

(6)	On February 21, 2013 we granted Mr. Wijesuriya 143,792 stock option shares that vest 25% on the first four anniversaries of the date of grant.

(7)	On March 8, 2013, we granted Mr. Wijesuriya 60,000 stock option shares that vest 33% on the first three anniversaries of the date of grant.

(8)	On March 8, 2013, we granted Mr. Avalos 35,000 stock option shares that vest 33% on the first three anniversaries of the date of grant.

Option Exercises and Stock Vested in 2013

The following table presents certain information concerning the exercise of options, and vesting of restricted stock held, by each of the executive officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2013.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kumarakulasingam Suriyakumar			361	1,014
John Toth			7,500	35,400
Rahul K. Roy			3,750	12,338
Dilantha Wijesuriya			6,000	37,380
Jorge Avalos			5,250	20,408

Pension Benefits

None of our executive officers participates in, or has account balances in, qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change-in-Control

The employment agreements we entered into with our executive officers also required us to provide compensation and other benefits to our executive officers if their employment terminated or they resigned under specified circumstances. The following discussion summarizes the potential payments upon termination of employment pursuant to the employment agreements in affect as of December 31, 2013 with our NEOs. The amounts specified below assume that employment terminated on December 31, 2013 and the calculations of the value of equity awards reflect the closing price of our common stock on the NYSE on December 31, 2013.

•	Kumarakulasingam Suriyakumar. If Mr. Suriyakumar was terminated without “Cause” (as defined below) or his employment was terminated for “Good Reason” (as defined below), he would have been entitled to receive: (a) his base salary through the February 9, 2014 expiration of his old employment agreement; (b) continued payment of premiums for him and his eligible dependents to remain covered by our group medical insurance programs, until the earlier of (i) medical insurance coverage being available through another employer, (ii) termination of eligibility for his children under our policies and applicable laws, or (iii) qualification of him and his spouse, in each instance, for Medicare coverage; (c) continued payment of employer-paid benefits, including without limitation, the lease of automobiles, through the February 9, 2014 expiration of his employment agreement, provided that the annual cost to the Company shall not exceed $10,000; and (d) immediate vesting of any unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2013, payment of all the foregoing in connection with termination of Mr. Suriyakumar’s employment without Cause or for Good Reason would have totaled approximately $3,495,000. Accelerated vesting of Mr. Suriyakumar’s outstanding unvested stock options would have resulted in vesting of 366,667 shares of common stock subject to unvested options as of December 31, 2013, with an aggregate fair market value of approximately $1,846,000 (representing the aggregate amount by which the accelerated stock options would have been “in the money” on December 31, 2013). Accelerated vesting of Mr. Suriyakumar’s unvested restricted stock would have resulted in vesting of 722 shares of unvested restricted common stock outstanding as of December 31, 2013 with an aggregate market value of approximately $5,900. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2013.

•

John E.D. Toth. If Mr. Toth is terminated without “Cause” (as defined below) or his employment terminates for “Good Reason” (as discussed below), he is entitled to receive: (a) his then base salary for twelve months following the effective date of termination; (b) continued payment of premiums for Mr. Toth and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (c) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2013, payment of all of the foregoing in connection with termination of Mr. Toth’s employment without Cause or for Good Reason would have totaled approximately $915,500. Accelerated vesting of Mr. Toth’s outstanding unvested stock options would have resulted in vesting of 60,000 shares of common stock subject to unvested options as of December 31, 2013, with an aggregate fair market value of approximately $278,000 (representing the aggregate amount by which the accelerated stock options would have been “in the money” on December 31, 2013). Accelerated vesting of Mr. Toth’s outstanding unvested restricted stock would have resulted in vesting of 15,000 shares of unvested restricted common stock outstanding as of December 31, 2013 with an aggregate market value of approximately $123,000. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2013.

•

Rahul K. Roy. If Mr. Roy is terminated without “Cause” (as defined below) or his employment terminates for “Good Reason” (as defined below), he is entitled to receive: (a) his then base salary for 12 months following the effective date of the termination; (b) continued payment of premiums for him and his eligible dependents to remain covered by our group medical insurance programs for the period in which he is entitled to continue to receive his base salary; and (c) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2013, payment of all the foregoing in connection with termination of Mr. Roy’s employment without Cause or for Good Reason would have totaled approximately $2,509,000. Accelerated vesting of Mr. Roy’s outstanding unvested stock options would have resulted in vesting of 316,667 shares of common stock subject to unvested options as of December 31, 2013, with an aggregate fair market value of approximately $1,570,000 (representing the aggregate amount by which the accelerated stock options would have been “in the money” on December 31, 2013). Accelerated vesting of Mr. Roy’s outstanding unvested restricted stock would have resulted in full vesting of 7,500 shares of unvested restricted common stock as of December 31, 2013 with an aggregate market value of approximately $62,000. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2013.

•

Dilantha Wijesuriya. If Mr. Wijesuriya is terminated without “Cause” (as defined below) or his employment terminates for “Good Reason” (as discussed below), he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) continued payment of premiums for Mr. Wijesuriya and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (c) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2013, payment of all of the foregoing in connection with termination of Mr. Wijesuriya’s employment without cause or for “Good Reason” would have totaled approximately $1,984,000. Accelerated vesting of Mr. Wijesuriya’s outstanding unvested stock options would have resulted in vesting of 281,039 shares of common stock subject to unvested options as of December 31, 2013, with an aggregate fair market value of approximately $1,316,000 (representing the aggregate amount by which the accelerated stock options would have been “in the money” on December 31, 2013). Accelerated vesting of Mr. Wijesuriya’s outstanding unvested restricted stock would have resulted in full vesting of 6,000 shares of unvested restricted common stock as of December 31, 2013 with an aggregate market value of approximately $49,000. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2013.

•

Jorge Avalos. If Mr. Avalos is terminated without “Cause” (as defined below) or his employment terminates for “Good Reason” (as discussed below), he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) continued payment of premiums for Mr. Avalos and his eligible dependents to remain covered by our group medical insurance programs for twelve months following the effective date of termination; and (c) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination. As of December 31, 2013, payment of all of the foregoing in connection with termination of Mr. Avalos’ employment without cause or for “Good Reason” would have totaled approximately $724,000. Accelerated vesting of Mr. Avalos’ outstanding unvested stock options would have resulted in vesting of 48,334 shares of common stock subject to unvested options as of December 31, 2013, with an aggregate fair market value of approximately $231,000 (representing the aggregate amount by which the accelerated stock options would have been “in the money” on December 31, 2013). Accelerated vesting of Mr. Avalos’ outstanding unvested restricted stock would have resulted in full vesting of 9,000 shares of unvested restricted common stock as of December 31, 2013 with an aggregate market value of approximately $74,000. In the case of both stock options and restricted stock, the aggregate market value is based on the closing price on the NYSE on December 31, 2013.

The severance payments and benefits described above are only payable if the executive officer executes and delivers to us an agreement releasing us and our related parties for all claims and liabilities that the executive officer may have against us and our related parties.

Under each of our employment agreements with Messrs. Suriyakumar, Roy, Toth, Wijesuriya and Avalos:

•

“Cause” means a willful refusal to perform the duties set forth in the agreement or as delegated to him, gross negligence, self-dealing or willful misconduct injurious to the Company, fraud or misappropriation of our business and assets, habitual insobriety or use of illegal drugs, criminal activity involving moral turpitude, indictment or trial for a felony or misdemeanor involving moral turpitude, any felony conviction or guilty plea that harms the reputation or business of the Company, or material breach of the employment agreement or any material policy of the Company.

•

“Good Reason” means a material change in his respective title, duties and responsibilities set forth in the employment agreement, without his written consent, a reduction in his compensation, without his written consent, a material breach by the Company of any other material terms of the employment agreement, or a change of control, as a result of which he is not offered the same or comparable position in the surviving company, or within 12 months after accepting such position, he is terminated without Cause, or he terminates his employment for Good Reason, as provided in the employment agreement. A change in the officer to whom the executive reports, without his consent, also constitutes

“Good Reason” under the employment agreements with Messrs. Roy, Roth, Wijesuriya and Avalos. Certain of our executive officers entered into amendments to their respective employment agreements in 2009 through 2012 in connection with temporary reductions in base salary, thereby waiving any claim for termination for Good Reason due to a temporary base salary reduction in fiscal years 2009 through 2013.

•

“Change of Control” means: (a) our being merged with any other corporation, as a result of which we are not the surviving company or our shares are not exchanged for or converted into more than 50% of the voting securities of the merged company; (b) our sale or transfer of all or substantially all of our assets; or (c) any third party becoming the beneficial owner in one transaction or a series of transactions within 12 months, of at least 50% of our voting securities

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee from January 2013 to December 2013 were Messrs. Formolo, McCluggage, McNulty and Perez de la Mesa. No member of our Compensation Committee during the last fiscal year (i) was, during fiscal year 2012, an officer or employee of the Company, (ii) was formerly an officer of the Company, or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors, executive officers, 5% beneficial owners and their affiliates have engaged in transactions with us in the ordinary course of business. We believe these transactions involved terms comparable to terms that would be obtained from an unaffiliated third party at the times the transactions were consummated. The following is a description of these transactions during our fiscal year ended December 31, 2013.

Related Party Real Property Leases

During our fiscal year ended December 31, 2013, we were a party to real property leases with entities owned by our former Chairman of the board and greater-than-5% stockholder, Mr. Chandramohan, and our current Chairman of the Board, President and Chief Executive Officer, Mr. Suriyakumar, for six of our facilities located in Los Angeles, California, San Jose, California, Irvine, California, Sacramento, California, Costa Mesa, California, and Monterey Park, California. These facilities are leased to us under written lease agreements between us and Sumo Holdings Los Angeles, LLC, Sumo Holdings San Jose, LLC, Sumo Holdings Irvine, LLC, Sumo Holdings Sacramento, LLC (for both Sacramento and Oakland, California facilities), Sumo Holdings Costa Mesa, LLC, and Dieterich-Post Company, respectively. Messrs. Chandramohan and Suriyakumar are the only members of each of the Sumo Holdings limited liability companies and collectively own 85% of the outstanding shares of Dieterich-Post Company.

Under these real property leases, we paid these entities rent in the aggregate amount of $1.1 million in 2013. We were also obligated to reimburse these entities for certain real property taxes and the actual costs incurred by these entities for insurance and maintenance on a triple net basis.

Policies and Procedures Regarding Related Transactions

The real property leases described above were originally entered into by us between November 17, 1997 and September 23, 2003. Our board of directors determined that, as of the February 2005 closing of our initial public offering, we would not enter into any arrangements to lease any additional facilities from Messrs. Chandramohan and Suriyakumar or their affiliates. Our board of directors reviews and approves the renewal terms for any existing real property leases and requires that any extensions will not be approved if the proposed base rent exceeds the then-existing fair market rate in the applicable geographic market. Our Chief Financial Officer reviews relevant market data to ensure that lease term base rent for any extension term does not exceed the fair market rate and is authorized to consult with and retain the services of professionals, as necessary, to determine prevailing market rental rates.

In addition to the guidelines regarding real property leases, guidelines adopted by our board of directors require that the board review and approve any proposed transaction with any principal stockholder, director, or executive officer, including their affiliates and other related persons.

Indemnification Agreements

We have entered into, and expect to continue to enter into, indemnification agreements with our directors and executive officers that provide indemnification under certain circumstances for acts and omissions that may not be covered by any directors’ and officers’ liability insurance. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers’ and directors’ insurance if available on reasonable terms.

Registration Rights Agreement

On April 10, 2000, we entered into a registration rights agreement with Messrs. Chandramohan and Suriyakumar, and with certain other holders of our common stock and holders of warrants to purchase our common stock, including entities affiliated with our director, Mr. Formolo, and our former director, Mr. Code, which registration rights agreement was amended as of December 29, 2004. Currently, the registration rights agreement is only in effect with respect to shares held by Messrs. Chandramohan and Suriyakumar (or entities in which they control a majority of voting shares), which are entitled to certain rights with respect to the registration of such shares under the Securities Act. These registration rights are summarized below.

Piggyback Registrations.    If we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration of registrable securities or a registration on Form S-4 or Form S-8) for us or for holders of securities other than the registrable securities, we will offer the holders of registrable securities the opportunity to register their registrable securities.

Conditions and Limitations; Expenses.    The registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We will pay the registration expenses of the holders of registrable securities in demand registrations and piggyback registrations in connection with the registration rights agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and certain officers of the Company and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of ARC’s common stock. Such directors, officers and greater-than-10% stockholders are required to furnish us with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and ARC is required to disclose in this report any late filings or failures to file.

Based solely on our review of copies of the Section 16(a) reports received or written representations from such officers, directors and greater-than-10% stockholders, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% stockholders were complied with during the fiscal year ended December 31, 2013.

ADDITIONAL INFORMATION

Householding

Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to receive a separate proxy card or voting instruction card.

The Company is not householding for those stockholders who hold their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact our corporate secretary c/o ARC Document Solutions, Inc., 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: D. Jeffery Grimes, Secretary, telephone (925) 949-5100.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact our corporate secretary c/o ARC Document Solutions, Inc., 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: D. Jeffery Grimes, Secretary, telephone (925) 949-5100, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Stockholder Proposals for the 2015 Annual Meeting

In order to present a proposal at our 2015 annual meeting, a stockholder must comply with the specific requirements set forth in our Second Amended and Restated Bylaws, including the requirement to provide notice in writing to our corporate secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day before the one-year anniversary of our 2014 annual meeting of stockholders. The stockholder’s notice must include the specific items set forth in our Second Amended and Restated Bylaws.

In order to submit a proposal for inclusion in our proxy materials for the 2015 annual meeting of stockholders, a stockholder must submit the proposal not later than November 24, 2014 pursuant to Rule 14a-8 of the Exchange Act.

You may contact our corporate secretary c/o ARC Document Solutions, Inc., 1981 North Broadway, Suite 385, Walnut Creek, California 94596, and Attention: D. Jeffery Grimes, Secretary, telephone (925) 949-5100 to request a printed copy of the relevant provision of our Second Amended and Restated Bylaws regarding the requirements for presenting stockholder proposals at our annual meetings of stockholders.

Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers file electronically with the SEC. The SEC’s internet site is www.sec.gov.

Our internet address is www.e-arc.com. You can access our Investor Relations webpage through our internet site, www.e-arc.com, by clicking on the “Investors” link at the bottom of the page. We make available free of charge, on or through our Investors webpage, our proxy statements, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We also make available, through our Investors webpage, statements of beneficial ownership of our equity securities filed by our directors, officers, 10% or greater stockholders and others under Section 16 of the Exchange Act. The reference to our website address does not constitute incorporation by reference of the information contained in the website and should not be considered part of this document.

A copy of our Code of Conduct, as defined under Item 406 of Regulation S-K, including any amendments thereto or waivers thereof, our Corporate Governance Guidelines, and board committee charters can also be accessed on our website www.e-arc.com, by clicking on the “Investors” link at the bottom of the page and then selecting “Corporate Governance” from the Investors webpage. Our Code of Conduct applies to all directors, officers and employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. We will post any amendments to the Code of Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on our website.

You can request a printed copy of these documents, excluding exhibits, at no cost, by contacting Investor Relations at (925) 949-5100 or by sending a request by mail to 1981 North Broadway, Suite 385, Walnut Creek, California 94596, Attention: David Stickney, Vice President Corporate Communications.

YOUR VOTE AT THIS YEAR’S ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By order of the Board of Directors,

John E.D. Toth

Chief Financial Officer

March 24, 2014

-Exhibit A

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on March 13, 2014)

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on March 13, 2014, and shall be effective upon approval by the stockholders at the annual meeting on May 1, 2014 (the “Effective Date”).

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Consultants and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Consultants and Outside Directors with exceptional qualifications and (c) linking Employees, Consultants and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit Award under the Plan.

(c) “Award Agreement” shall mean the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)

Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

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2014 STOCK INCENTIVE PLAN

(iii)

The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (e)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (e)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(e) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial or secondary public offering of securities or debt of the Company to the public.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Company” shall mean ARC Document Solutions, Inc., a Delaware corporation.

(i) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(j) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate. However, service solely as an Outside Director, or payment of a fee for such services, shall not cause an Outside Director to be considered an “Employee” for purposes of the Plan.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(m) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded on the New York Stock Exchange or any established stock exchange (such as The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

the date in question, then the Fair Market Value shall be equal to the closing price reported on the last market trading day by the applicable exchange or system on or prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system; and

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(n) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(o) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(s) “Participant” shall mean a person who holds an Award.

(t) “Performance Based Award” shall mean any Award granted to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(u) “Plan” shall mean this ARC Document Solutions, Inc. 2014 Stock Incentive Plan, as amended from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “SAR” shall mean a stock appreciation right granted under the Plan.

(y) “Service” shall mean service as an Employee. Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(z) “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(aa) “Stock” shall mean the Common Stock of the Company.

(bb) “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(cc) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(dd) “Total and Permanent Disability” shall mean any permanent and total disability as defined by Section 22(e)(3) of the Code.

SECTION 3. ADMINISTRATION.

(a) Committee Composition.    The Plan shall be administered by the Committee, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants.    The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Committee shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures.    The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities.    Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

(e) Cancellation and Re-Grant of Stock Awards.    Notwithstanding any contrary provision of the Plan, neither the Board nor the Committee, nor their designees, shall have the authority to: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price that is less than the exercise price of such cancelled Options or SARs, or (iii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for cash, another Award or other securities, in each case unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 12.

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SECTION 4. ELIGIBILITY.

(a) General Rule.    Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b) Automatic Grants to Outside Directors.

(i)

On the date of each regular annual meeting of the Company’s stockholders, commencing with the first annual meeting occurring on or after the Effective Date, each Outside Director shall receive a Restricted Stock Award for a number of shares of Common Stock (rounded to the nearest whole share) having a Fair Market Value equal to $60,000, which award shall vest at 100% 12 months after the date of such annual meeting subject to the Outside Directors continuous Service. Notwithstanding the foregoing, each Option granted under this Section 4(b)(i) shall become vested if a Change in Control occurs with respect to the Company during the Participant’s Service.

(ii)

The Board of Directors or the Committee in its discretion may change and otherwise revise the terms of the Restricted Stock Awards granted to Outside Directors under this Section 4(b), including, without limitation, the number of Shares subject thereto, the type of Award to be granted under this Section 4(b), for Awards granted on or after the date the Board of Directors or Committee determines to make any such change or revision.

(c) Ten-Percent Stockholders.    An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules.    For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock.    For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation.    Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) 6,319,624 Shares, plus (y) the sum of the number of Shares subject to outstanding awards under the Company’s 2005 Stock Plan (the “Predecessor Plan”) on the Effective Date that are subsequently forfeited or terminated for any reason before being exercised or settled, plus the number of Shares subject to vesting restrictions under the Predecessor Plan on the Effective Date that are subsequently forfeited, plus the number of reserved Shares not issued or subject to outstanding grants under the Predecessor Plan on the Effective Date, in an aggregate amount not to exceed 7,000,000 Shares. Notwithstanding the foregoing, (i) the number of Shares that may be delivered in the aggregate pursuant to Restricted Shares and Stock Units awarded under the Plan shall not exceed 2,000,000 Shares, and (ii) the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 7,000,000 Shares plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

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(b) Section 162(m) Award Limitation.    Notwithstanding any contrary provisions of the Plan, and subject to the provisions of Section 12, with respect to any Option or SAR that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no Participant may receive Options or SARs under the Plan in any calendar year that relate to an aggregate of more than 500,000 Shares, and no more than two times this amount in the first year of employment. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option or SAR shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(c) Additional Shares.    If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited, expire or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Only the number of Shares (if any) actually issued in settlement of Awards (and not forfeited) shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(c), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

(d) Substitution and Assumption of Awards.    The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a).

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Award Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards.    Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting.    Unless the Committee specifies an alternative vesting schedule (including that such Award shall not be subject to vesting) in the applicable Restricted Share Award Agreement, thirty-three and one-third percent (33 1/3%) of the Shares subject to each Award of Restricted Shares shall vest annually on the anniversary of the date of grant beginning with the first anniversary of the date of grant. Any other vesting schedule, as determined by the Committee, shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award

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Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares.    Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares.    Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price.    Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes.    As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term.    Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. Unless the Committee specifies otherwise in the applicable Stock Option Award Agreement, thirty-three and one-third percent (33 1/3%) of the Shares subject to each Award of Options shall vest and become exercisable annually on the anniversary of the date of grant beginning with the first anniversary of the date of grant. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options.    Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the

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Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(i) Modification, Extension and Renewal of Options.    Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval; provided that the Committee may not take any such action that would be treated as a repricing under generally accepted accounting principles without stockholder approval. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares.    Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule.    The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b) Surrender of Stock.    To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Cashless Exercise.    To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(d) Exercise/Pledge.    To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

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(e) Net Exercise.    To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Optionee in cash other form of payment permitted under the Stock Option Agreement.

(f) Other Forms of Payment.    To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(g) Limitations under Applicable Law.    Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement.    Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares.    Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price.    Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term.    Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. Unless the Committee specifies otherwise in the applicable SAR Award Agreement, thirty-three and one-third percent (33  1⁄3%) of the SAR shall vest and become exercisable annually on the anniversary of the date of grant beginning with the first anniversary of the date of grant. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control.    The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs.    Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

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(g) Modification or Assumption of SARs.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Award Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards.    To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions.    Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. Unless the Committee specifies otherwise in the applicable Stock Unit Award Agreement, thirty-three and one-third percent (33  1⁄3%) of such Award shall vest annually on the anniversary of the date of grant beginning with the first anniversary of the date of grant. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Participant.    Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan

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shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g) Creditors’ Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11. CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a) Adjustments.    In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards under Section 5;

(ii)	The limitations set forth in Sections 5(a) and (b) and Section 18;

(iii)	The number of Shares covered by each outstanding Award; and

(iv)	The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Immediate vesting, exercisability and settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

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(v)

Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d) Reservation of Rights.    Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 15. TAXES.

(a) Withholding Taxes.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

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(b) Share Withholding.    The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the minimum legally required tax withholding.

(c) Section 409A.

Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 17. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that in the case of any Performance Based Award, the following conditions shall apply:

(i)

The amount potentially available under a Performance Based Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified period of service based on one or more of the following performance criteria: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) regulatory body approval for commercialization of a product, or (t) implementation or completion of critical projects (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award;

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2014 STOCK INCENTIVE PLAN

(ii)

Unless specified otherwise by the Committee at the time the performance goals are established or otherwise within the time prescribed by Section 162(m) of the Code, the Committee shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a performance period as follows: (i) to exclude asset write-downs, (ii) to exclude litigation or claim judgments or settlements, (iii) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) to exclude accruals for reorganization and restructuring programs, (v) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) to exclude the dilutive effects of acquisitions or joint ventures, (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; and (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m);

(iii)

The Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award; and

(iv)

The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(v)

The maximum aggregate number of Shares that may be subject to Performance Based Awards granted to a Participant in any calendar year is 500,000 Shares or two times such amount in the Participant’s first year of employment (subject to adjustment under Section 12). The maximum aggregate amount of cash that may be payable under Performance Based Awards granted to a Participant in any calendar year is $2,800,000.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan.    The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board of Directors may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved the stockholders of the Company.

(b) Right to Amend the Plan.    The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially

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2014 STOCK INCENTIVE PLAN

impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination.    No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 20. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

ARC DOCUMENT SOLUTIONS, INC.

By

Name

Title

ARC DOCUMENT SOLUTIONS, INC.

2014 STOCK INCENTIVE PLAN

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ARC DOCUMENT SOLUTIONS, INC. ATTN: ARC Legal Department 1981 N. BROADWAY, SUITE 385 WALNUT CREEK, CA 94596

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	K. Suriyakumar 02 Thomas J. Formolo 03 Dewitt Kerry McCluggage 04 James F. McNulty 05 Mark W. Mealy
06	Manuel Perez de la Mesa 07 Eriberto R. Scocimara
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2	Ratify the appointment of Deloitte & Touche LLP as ARC Document Solutions, Inc.’s independent registered public accounting firm for 2014.							☐	☐	☐
3	Approve a new stock incentive plan, the ARC Document Solutions, Inc. 2014 Stock Incentive Plan.							☐	☐	☐
4	Approve advisory, non-binding vote on executive compensation: and							☐	☐	☐
NOTE: Transact any other business that may properly come before the annual meeting and any postponements and any adjournments of the annual meeting.
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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ARC DOCUMENT SOLUTIONS, INC.

Annual Meeting of Stockholders

May 1, 2014 9:00 AM PDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kumarakulasingam Suriyakumar, the Chairman of the Board, Chief Executive Officer, President and a director of ARC Document Solutions, Inc., and John E. D. Toth, Chief Financial Officer and Secretary of ARC Document Solutions, Inc., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of ARC Document Solutions Inc. held by the undersigned on March 3, 2014, at the annual meeting of stockholders to be held at the Diablo Country Club, 1700 Clubhouse Road, Diablo, CA 94528 on Thursday, May 1, 2014 at 9:00 a.m. PDT, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof. If no directions are given, this Proxy will be voted “FOR” all of the director nominees named on the reverse side under Proposal 1 and “FOR” Proposals 2, 3 and 4. The above named proxies will vote in their discretion on all other matters that are properly brought before the annual meeting. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Continued and to be signed on reverse side

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